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                                                                     Exhibit 2.1

                                                                       EXECUTION


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             AVID TECHNOLOGY, INC.,

                           MAUI PARADISE CORPORATION,

                                    MAUI LLC

                                       AND

                                  MIDIMAN, INC.

                                 AUGUST 12, 2004


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                                TABLE OF CONTENTS

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
                                                                                Page
ARTICLE I  THE MERGER..............................................................1
   1.1    The Merger...............................................................1
   1.2    The Closing..............................................................2
   1.3    Actions at the Closing...................................................2
   1.4    Additional Action........................................................2
   1.5    Conversion of Shares.....................................................2
   1.6    Dissenting Shares........................................................5
   1.7    Exchange of Shares.......................................................5
   1.8    Fractional Shares........................................................6
   1.9    Options, Warrants and Restricted Stock...................................6
   1.10   Earnout Consideration....................................................8
   1.11   Escrow..................................................................13
   1.12   Articles of Incorporation and By-laws...................................14
   1.13   No Further Rights.......................................................14
   1.14   Closing of Transfer Books...............................................14
   1.15   Taxes...................................................................14
   1.16   Ross Assignment.........................................................15
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................15
   2.1    Organization, Qualification and Corporate Power.........................15
   2.2    Capitalization..........................................................15
   2.3    Authorization of Transaction............................................17
   2.4    Noncontravention........................................................17
   2.5    Subsidiaries............................................................17
   2.6    Financial Statements....................................................18
   2.7    Absence of Certain Changes..............................................19
   2.8    Undisclosed Liabilities.................................................19
   2.9    Tax Matters.............................................................19
   2.10   Assets..................................................................23
   2.11   Owned Real Property.....................................................23
   2.12   Real Property Leases....................................................24
   2.13   Intellectual Property...................................................24
   2.14   Inventory...............................................................26
   2.15   Contracts...............................................................26
   2.16   Accounts Receivable.....................................................28
   2.17   Powers of Attorney......................................................28
   2.18   Insurance...............................................................28
   2.19   Litigation..............................................................28
   2.20   Warranties..............................................................28
   2.21   Employees...............................................................29
   2.22   Employee Benefits.......................................................30
   2.23   Environmental Matters...................................................32
   2.24   Legal Compliance........................................................33

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
   2.25   Customers and Suppliers.................................................33
   2.26   Permits.................................................................33
   2.27   Certain Business Relationships With Affiliates..........................34
   2.28   Brokers' Fees...........................................................34
   2.29   Books and Records.......................................................34
   2.30   Controls and Procedures.................................................34
   2.31   Disclosure..............................................................35
   2.32   Tax Opinion.............................................................35
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
TRANSITORY SUBSIDIARY ............................................................35
   3.1    Organization, Qualification and Corporate Power.........................35
   3.2    Capitalization..........................................................35
   3.3    Authorization of Transaction............................................36
   3.4    Noncontravention........................................................36
   3.5    Reports and Financial Statements........................................36
   3.6    Absence of Material Adverse Change......................................37
   3.7    Litigation..............................................................37
   3.8    Tax Matters.............................................................37
   3.9    Interim Operations of the Transitory Subsidiary.........................37
ARTICLE IV  COVENANTS.............................................................37
   4.1    Closing Efforts.........................................................37
   4.2    Governmental and Third-Party Notices and Consents.......................37
   4.3    Shareholder Approval....................................................38
   4.4    Operation of Business...................................................39
   4.5    Access to Information...................................................41
   4.6    Notice of Breaches......................................................41
   4.7    Exclusivity.............................................................42
   4.8    Expenses................................................................43
   4.9    Indemnification.........................................................43
   4.10   Listing of Shares.......................................................43
   4.11   Final Merger............................................................43
   4.12   Employee Matters........................................................43
   4.13   Section 280G Covenant...................................................44
   4.14   Tax Matters.............................................................44
   4.15   FIRPTA Certification....................................................44
   4.16   Termination of 401(k) Plan..............................................45
   4.17   Tax Deliverables........................................................45
   4.18   Tax Returns.............................................................45
ARTICLE V  CONDITIONS TO CONSUMMATION OF THE MERGER...............................45
   5.1    Conditions to Each Party's Obligations..................................45
   5.2    Conditions to Obligations of the Buyer and the Transitory Subsidiary....46
   5.3    Conditions to Obligations of the Company................................48
ARTICLE VI  INDEMNIFICATION.......................................................49
   6.1    Indemnification by the Indemnifying Shareholders........................49
   6.2    Indemnification by the Buyer............................................50

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
   6.3    Indemnification Claims..................................................51
   6.4    Survival of Representations and Warranties..............................55
   6.5    Limitations.............................................................55
   6.6    Tax Audits, Claims, Etc.................................................58
   6.7    Tax Treatment of Indemnity Payments.....................................59
ARTICLE VII  REGISTRATION RIGHTS..................................................59
   7.1    Registration of Shares..................................................59
   7.2    Limitations on Registration Rights......................................59
   7.3    Registration Procedures.................................................60
   7.4    Requirements of Company Shareholders....................................61
   7.5    Indemnification.........................................................61
   7.6    Assignment of Rights....................................................61
ARTICLE VIII  TERMINATION.........................................................61
   8.1    Termination of Agreement................................................61
   8.2    Effect of Termination...................................................62
ARTICLE IX  DEFINITIONS...........................................................62
ARTICLE X  MISCELLANEOUS..........................................................76
   10.1   Press Releases and Announcements........................................76
   10.2   No Third Party Beneficiaries............................................76
   10.3   Entire Agreement........................................................76
   10.4   Succession and Assignment...............................................76
   10.5   Counterparts and Facsimile Signature....................................77
   10.6   Headings................................................................77
   10.7   Notices.................................................................77
   10.8   Governing Law...........................................................78
   10.9   Amendments and Waivers..................................................78
   10.10  Severability............................................................78
   10.11  Submission to Jurisdiction..............................................78
   10.12  Construction............................................................79

Exhibit A -   Form of Conditional Cancellation of Warrant
Exhibit B -   Amendment to Articles of Incorporation
Exhibit C -   Investment Representation Letter and Selling Stockholder
              Questionnaire
Exhibit D -   Opinion of Counsel to the Company
Exhibit E -   Lock-up Agreement
Exhibit F -   Forms of Employment Agreement
Exhibit G -   Forms of Non-Competition Agreement
Exhibit H -   Assignment and Termination Agreement
Exhibit I -   CFO Certificate
Exhibit J -   Opinion of Counsel to the Buyer, the Buyer LLC and the Transitory
              Subsidiary
Exhibit K -   General Escrow Agreement
Exhibit L -   Tax Escrow Agreement
Exhibit M -   Merger Agreement

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                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "AGREEMENT") is entered into as of August 12, 2004 by and among Avid Technology, Inc., a Delaware corporation (the "BUYER"), Maui Paradise Corporation, a California corporation and a wholly-owned subsidiary of the Buyer (the "TRANSITORY SUBSIDIARY"), Maui LLC, a single member Delaware limited liability company and a wholly-owned subsidiary of the Buyer (the "BUYER LLC"), and Midiman, Inc., a California corporation doing business as M-Audio (the "COMPANY").

     This Agreement contemplates a merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement (the "MERGER"), pursuant to which the shareholders of the Company will receive cash and common stock of the Buyer in exchange for their shares of capital stock of the Company. The Merger then shall be followed, as soon as reasonably practicable, by a merger of the Surviving Corporation with and into the Buyer LLC (the "FINAL MERGER"). It is the intention of the Parties that the Merger be mutually interdependent with and a condition precedent to the Final Merger and that the Final Merger shall, through the binding commitment evidenced by Section 4.11, be effected, as soon as reasonably practicable, following the Effective Time and without the further approval, authorization or direction from or by any of the Parties or the Buyer LLC. It is the further intention of the Parties that, upon consummation of the Merger and the Final Merger, there will be achieved a single end result and the shareholders of the Company at the Effective Time will receive the same economic benefit and/or ownership interest in the Buyer as such shareholders of the Company would have received had the Company been merged directly with and into the Buyer LLC.

     The Parties intend that the Merger and the Final Merger, considered together as a single integrated transaction for United States federal income tax purposes, will qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code and that this Agreement shall constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g).

     Certain defined terms used in this Agreement are defined in Article IX hereof.

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Section 1107 of the California General Corporation Law.

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     1.2    THE CLOSING. The Closing shall take place at the offices of Wilmer
Cutler Pickering Hale and Dorr LLP in Boston, Massachusetts, commencing at
1:00 p.m., Boston time, on the Closing Date.

     1.3    ACTIONS AT THE CLOSING. At the Closing:

            (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

            (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

            (c) the Surviving Corporation shall file the Merger Filings with the Secretary of State of the State of California;

            (d) the Buyer shall deliver the cash component of the Initial Per Share Consideration and certificates for the shares of Buyer Common Stock included in the Initial Per Share Consideration to the Company Shareholders that deliver Certificates at the Closing in accordance with Section 1.7 (provided that Buyer shall retain in trust for the benefit of holders of Certificates any Initial Per Share Consideration payable with respect to Certificates that are not properly surrendered at the Closing and shall not be obligated to pay any cash or shares of Buyer Common Stock deliverable with respect to such Certificates until such Certificates are properly surrendered pursuant to
Section 1.7);

            (e) the Buyer, the Indemnification Representatives and the Escrow Agent shall execute and deliver the Escrow Agreements and the Buyer shall deliver to the Escrow Agent the Escrow Merger Consideration being placed in escrow on the Closing Date pursuant to Section 1.11; and

            (f) the Company shall deliver to the Buyer true and correct schedules of all Transaction Expenses and the amounts of any filing fees paid under Hart-Scott-Rodino Act.

     1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, necessary in order to consummate the transactions contemplated by this Agreement.

     1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

            (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary and Dissenting Shares) shall be converted into and represent the right to receive (subject to the provisions of Section 1.5(e) and Section 1.11) the Per Share Upfront Common Consideration and the Earnout Consideration payable with respect to such Common Share as described in Section
1.10. Notwithstanding any provision in this Agreement to the contrary, (i) the cash portion of the Per Share Upfront Common Consideration shall be reduced and
(ii) the

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Buyer Common Stock portion of the Per Share Upfront Common Consideration shall be increased, in each case by the same amount, with the additional Buyer Common Stock valued at the Buyer Common Stock Value, to the extent necessary to satisfy the Stock Consideration Requirement (which measurement of Stock Consideration Requirement shall be made in accordance with the definition thereof).

            (b) Each Preferred Share issued and outstanding immediately prior to the Effective Time (other than Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary and Dissenting Shares) shall be converted into and represent the right to receive (subject to the provisions of Section 1.5(e) and Section 1.11) the Per Share Preferred Consideration and the Earnout Consideration payable with respect to such Preferred Share as described in
Section 1.10.

            (c) Subject to Section 1.15, each holder of Common Shares shall receive the Initial Per Share Upfront Common Consideration deliverable with respect to such Common Shares by the Buyer's delivery of (i) such holder's pro rata share of the Upfront Common Cash Consideration based on the number of Common Shares held by such holder immediately prior to the Effective Time as a percentage of the total Common Shares outstanding immediately prior to the Effective Time and (ii) the balance of the Initial Per Share Upfront Common Consideration in shares of Buyer Common Stock valued at the Buyer Common Stock Value.

            (d) Subject to Section 1.15, each holder of Preferred Shares shall receive the Initial Per Share Preferred Consideration deliverable with respect to such Preferred Shares by the Buyer's delivery of (i) such holder's pro rata share of the Upfront Preferred Cash Consideration based on the number of Preferred Shares held by such holder immediately prior to the Effective Time as a percentage of the total Preferred Shares outstanding immediately prior to the Effective Time and (ii) the balance of the Initial Per Share Preferred Consideration in shares of Buyer Common Stock valued at the Buyer Common Stock Value.

            (e) The "UPFRONT MERGER CONSIDERATION" shall consist of the Upfront Common Consideration payable to the Common Shareholders upon conversion of the Common Shares and the Total Preferred Consideration payable to the Preferred Shareholders upon conversion of the Preferred Shares pursuant to
Section 1.5(a) and Section 1.5(b) above. The "ESCROW MERGER CONSIDERATION" shall consist of (i) shares of Buyer Common Stock with an aggregate Buyer Common Stock Value of $11,250,000 (the "GENERAL ESCROW MERGER CONSIDERATION"), of which shares of Buyer Common Stock with an aggregate Buyer Common Stock Value of $3,136,500 shall be withheld from the Upfront Merger Consideration payable to holders of Preferred Shares (the "PREFERRED GENERAL ESCROW CONTRIBUTION") and shares of Buyer Common Stock with an aggregate Buyer Common Stock Value of $8,113,500 shall be withheld from the Upfront Merger Consideration payable to the holders of the Common Shares (the "COMMON GENERAL ESCROW CONTRIBUTION"); and
(ii) additional shares of Buyer Common Stock with an aggregate Buyer Common Stock Value of $2,650,000 shall be withheld from the Upfront Merger Consideration payable to the holders of the Common Shares (the "TAX ESCROW MERGER CONSIDERATION"). The Common General Escrow Consideration shall be withheld from the Common Shareholders on a pro rata basis based upon the amount of the Upfront Common Consideration to be received by each such Common Shareholder as a percentage of the total

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Upfront Common Consideration to be received by all Common Shareholders. The
Preferred General Escrow Contribution shall be withheld from the Preferred Shareholders on a pro rata basis based upon the amount of the Total Preferred Consideration to be received by each such holder of Preferred Shares as a percentage of the Total Preferred Consideration. The Tax Escrow Merger Consideration shall be withheld from the Upfront Common Consideration to be received by the Common Shareholders on a pro rata basis based upon the amount of Upfront Common Consideration to be received by each such holder as a percentage of the total Upfront Common Consideration to be received by all such Common Shareholders. The Escrow Merger Consideration shall be deposited into escrow pursuant to Section 1.11 and each Escrow Agreement shall provide for the establishment of sub escrow accounts for each Company Shareholder participating in such Escrow Agreement, which sub escrow account shall be based upon the pro rata percentage of each participant's initial interest in the applicable Escrow Merger Consideration (the "SUB ESCROW ACCOUNTS"). The Escrow Merger Consideration shall be held and disposed of in accordance with the terms of the Escrow Agreements. In the event some or all of the Escrow Merger Consideration is sold pursuant to the Escrow Agreements, all references herein to Escrow Merger Consideration shall mean and include the replacement cash proceeds from sales of such Escrow Merger Consideration. Subject to the preceding sentence, each Indemnifying Shareholder shall be entitled to instruct the Escrow Agent to sell shares of Buyer Common Stock held pursuant to the Escrow Agreements in the manner and amounts as described in the Escrow Agreements. The holders of the Common Shares shall be entitled to receive the remaining Per Share Upfront Common Consideration into which each Common Share was converted pursuant to this
Section 1.5 (the "INITIAL PER SHARE UPFRONT COMMON CONSIDERATION") and the holders of the Preferred Shares shall be entitled to receive the remaining Per Share Preferred Consideration into which such Preferred Share was converted pursuant to this Section 1.5 (the "INITIAL PER SHARE PREFERRED CONSIDERATION" and, together with the Initial Per Share Upfront Common Consideration, shall be referred to as the "INITIAL PER SHARE CONSIDERATION").

            (f) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, no par value, of the Surviving Corporation.

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     1.6    DISSENTING SHARES.

            (a) Dissenting Shares shall not be converted into or represent the right to receive, in the case of Common Shares, the Per Share Upfront Common Consideration and the Earnout Consideration payable with respect to such Common Share and, in the case of Preferred Shares, the Per Share Preferred Consideration and the Earnout Consideration payable with respect to such Preferred Share, unless such Company Shareholder's right to appraisal shall have ceased in accordance with Section 1309 of the California General Corporation Law. If such Company Shareholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive, in the case of Common Shares, the Per Share Upfront Common Consideration and the Earnout Consideration payable with respect to such Common Share and, in the case of Preferred Shares, the Per Share Preferred Consideration and the Earnout Consideration payable with respect to such Preferred Share, and (ii) following the occurrence of such event, upon proper surrender of the Certificate in accordance with Section 1.7 the Buyer shall deliver to such Company Shareholder the Initial Per Share Consideration to which such holder is entitled pursuant to
Section 1.5.

            (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

     1.7    EXCHANGE OF SHARES.

            (a) If any Certificates are not delivered at the Closing, as soon as practicable after the Effective Time and not later than five business days following the Closing the Buyer shall send a notice and a transmittal form to each holder of any Certificate that was not delivered at the Closing, advising such holder of the effectiveness of the Merger and the procedure for surrendering such Certificate in exchange for the Initial Per Share Consideration deliverable pursuant to Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Buyer at the Closing or in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any Taxes required to be withheld) the applicable Initial Per Share Consideration deliverable pursuant to Section 1.5 for each Company Share evidenced thereby. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the applicable Initial Per Share Consideration deliverable pursuant to Section 1.5 for each Company Share evidenced thereby. Holders of Certificates shall not be entitled to receive the Initial Per Share Consideration to which they would otherwise be entitled until such Certificates are properly surrendered.

            (b) If any Initial Per Share Consideration is to be delivered to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it

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shall be a condition to the delivery of the Initial Per Share Consideration that
(i) the Certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Buyer any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Buyer that such Taxes have been paid or are not required to be paid. Notwithstanding the foregoing, no Party shall be liable to a holder of Company Shares for any Initial Per Share Consideration deliverable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall deliver in exchange for such lost, stolen or destroyed Certificate the Initial Per Share Consideration deliverable in exchange therefor pursuant to Section 1.5. The Buyer may, in its discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct (not to exceed the amount of the Initial Per Share Consideration deliverable in exchange for such lost, stolen or destroyed Certificate) as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

            (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Shareholders entitled by reason of the Merger to receive Initial Per Share Consideration until such holders surrender their Certificates for the Initial Per Share Consideration. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing shares of Buyer Common Stock are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

     1.8 FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued to former Company Shareholders upon the surrender for exchange of Certificates and such persons shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional shares of Buyer Common Stock that would have otherwise been issued to such persons. In lieu of any fractional shares of Buyer Common Stock that would have otherwise been issued, each person that would have been entitled to receive a fractional share of Buyer Common Stock shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the Buyer Common Stock Value of such fractional share of Buyer Common Stock.

     1.9    OPTIONS, WARRANTS AND RESTRICTED STOCK.

            (a) As of the Effective Time, the Buyer will assume the Option Plan and all then outstanding Options and agreements pursuant to the Option Plan.

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            (b)    Immediately after the Effective Time, each Option outstanding at the Effective Time shall be deemed to constitute an option to acquire such number of shares of Buyer Common Stock as is equal to the number of Common
Shares subject to the unexercised portion of such Option multiplied by the Option Exchange Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). In addition, the number of shares of Buyer Common Stock subject to each such Option shall be subject to adjustment pursuant to Section 1.10(f)(iii), and if such Option is exercised prior to the Earnout Distribution Date the holder of such Option shall receive the right to receive distributions, if any, pursuant to Section 1.10(f)(ii). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time divided by the Option Exchange Ratio (rounded up to the nearest whole cent). All other terms and conditions of the Options (including the term, exercisability and vesting schedule of the Options) shall remain unchanged.

            (c) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders" rights pursuant to such Options, as amended by this Section 1.9, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.9 and such notice).

            (d) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of any Options assumed in accordance with this Section
1.9. The Buyer shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act with the SEC with respect to all shares of Buyer Common Stock subject to such Options that may be registered on a Form S-8 within the later of (i) 30 calendar days after the Closing and (ii) 15 calendar days after the delivery of all required information from the Company (including without limitation all required financial statements). The Buyer shall use its Reasonable Best Efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.

            (e) The Company shall obtain, prior to the Closing, the consent from each holder of an Option to the amendment of such Option pursuant to this
Section 1.9 (unless such consent is not required under the terms of the applicable agreement, instrument or plan).

            (f) Concurrently with the execution of this Agreement, the Company shall deliver amendments to each outstanding Warrant, in the form attached hereto as EXHIBIT A, providing that (i) such Warrants shall be cancelled as of the Effective Time, (ii) the holders of such Warrants shall have no further rights thereto after the Effective Time and (iii) such Warrants shall not be exercised prior to the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8.1.

            (g) As of the Effective Time, all repurchase rights held by the Company with respect to Common Shares that constitute unvested shares of restricted stock shall be assigned to the Buyer and shall continue in full force and effect.

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     1.10   EARNOUT CONSIDERATION.

            (a) The Common Shareholders and holders of Options (to the extent such Options are outstanding as of the applicable Earnout Distribution Date or have been exercised prior to the applicable Earnout Distribution Date) (collectively, the "COMMON EARNOUT HOLDERS") shall be entitled to additional consideration and the Preferred Shareholders shall be entitled to additional consideration (the "EARNOUT CONSIDERATION") as follows:

            (i)    FIRST EARNOUT.

                   1. If the Gross Profits of the Business Unit during Fiscal 2005 are less than $32,500,000, the Common Earnout Holders and the Preferred Shareholders shall not be entitled to receive any additional consideration pursuant to this Section 1.10(a)(i).

                   2. If the Gross Profits of the Business Unit during Fiscal 2005 are equal to or greater than $32,500,000, the Common Earnout Holders shall be entitled to receive, in accordance with and subject to Section 1.10(f), additional consideration equal to $9,000,000 plus $6.667 for each dollar by which such Gross Profits exceed $32,500,000; provided, that the maximum amount of additional consideration payable under this Section 1.10(a)(i)(2) shall be $19,000,000.

                   3. If the Gross Profits of the Business Unit during Fiscal 2005 are equal to or greater than $32,500,000, the Preferred Shareholders shall be entitled to receive, in accordance with and subject to Section 1.10(f), additional consideration equal to $1,000,000.

            (ii)   SECOND EARNOUT.

                   1. If the Gross Profits of the Business Unit during the Second Earnout Period are less than $48,900,000, the Earnout Holders shall not be entitled to receive any additional consideration pursuant to this Section 1.10(a)(ii).

                   2. If the Gross Profits of the Business Unit during the Second Earnout Period are equal to or greater than $48,900,000, the Earnout Holders shall be entitled to receive, in accordance with and subject to Section 1.10(f), additional consideration equal to $2.0661157 for each dollar by which such Gross Profits exceed $48,900,000; provided, that the maximum amount of additional consideration payable under this Section 1.10(a)(ii)(2) shall be $25,000,000.

            (iii)  CARRY-FORWARD EARNOUT.

                   1. If the Gross Profits of the Business Unit during Fiscal 2005 are less than $34,000,000 and the Gross Profits of the Business Unit during the Second Earnout Period are equal to or greater than $61,000,000 plus 50% of the Earnout Shortfall, the Common Earnout Holders shall be entitled to receive, in accordance with and subject to Section 1.10(f), additional consideration of $19,000,000, less any amounts previously paid to the Common Earnout Holders pursuant to
                   Section 1.10(a)(i).

                   2. If the Gross Profits of the Business Unit during Fiscal 2005 are less than $32,500,000 and the Gross Profits of the Business Unit during the Second Earnout Period are equal to or greater than $61,000,000 plus 50% of the Earnout Shortfall, the Preferred Shareholders shall be entitled to receive, in accordance with and subject to Section 1.10(f), additional consideration of $1,000,000.

            For the avoidance of doubt, under no circumstances shall the aggregate amount of additional consideration payable by the Buyer pursuant to
Section 1.10 exceed $45,000,000.

            (b) All Earnout Consideration, if any, to which the Earnout Holders are entitled for Fiscal 2005 pursuant to Section 1.10(a)(i) shall be distributed on or before April 30, 2005 (the actual date of such distribution, the "FIRST EARNOUT DISTRIBUTION DATE") in accordance with and subject to Section 1.10(f), and all Earnout Consideration, if any, to which the Earnout Holders are entitled for the Second Earnout Period pursuant to Section 1.10(a)(ii) and
Section 1.10(a)(iii), shall be distributed on or before March 31, 2006 (the actual date of such distribution, the "SECOND EARNOUT DISTRIBUTION DATE") in accordance with and subject to Section 1.10(f).

            (c) The Buyer shall prepare (or cause to be prepared) and deliver (after having been reviewed and approved by the Buyer's independent auditors) to the Earnout Representatives no later than April 30, 2005 in the case of the First Earnout and no later than March 31, 2006 in the case of the Second Earnout and the Carry-Forward Earnout, a calculation of the Gross Profits of the Business Unit for Fiscal 2005 or the Second Earnout Period, as applicable, and a statement of the amount, if any, of Earnout Consideration to be delivered to the Earnout Holders for the applicable period. After receipt from the Buyer of the calculation of the Gross Profits of the Business Unit for Fiscal 2005 or the Second Earnout Period, as the case may be, the Earnout Representatives shall have the right, at the expense of the Earnout Holders, and upon not less than 10 days' prior notice to the Buyer, to meet with the Buyer and the Buyer's independent auditors to discuss the Buyer's calculation of the Gross Profits of the Business Unit for such period and have reasonable access during normal business hours to inspect the records and working papers relating to the calculation of such Gross Profits of the Business Unit solely for the purpose of verifying the calculation of the Gross Profits of the Business Unit for the applicable Earnout Period.

            (d) Unless the Earnout Representatives shall, in accordance with the provisions of Section 1.10(e) below, challenge the Buyer's determination of the Gross Profits of the Business Unit for Fiscal 2005 or the Second Earnout Period, as applicable, within 30 days after the delivery of the Buyer's calculation thereof, the Buyer's determination shall be conclusive and binding upon the Earnout Holders.

            (e) In the event that the Earnout Representatives dispute the calculation of the Gross Profits of the Business Unit for Fiscal 2005 or the Second Earnout Period, as applicable, the Earnout Representatives shall notify the Buyer in writing by delivery of an Earnout Dispute Notice within 30 days after delivery of the Buyer's calculation of the Gross Profits of the Business Unit for Fiscal 2005 or the Second Earnout Period, as applicable, which Earnout Dispute Notice shall set forth in reasonable detail the basis for such dispute. In the event of such a dispute, the Buyer and the Earnout Representatives shall first use diligent good faith efforts to resolve such dispute among themselves. If they are unable to resolve the dispute within 30 days after the delivery of such Earnout Dispute Notice, then the dispute shall be submitted to the Earnout Arbitrator for determination in accordance with the Commercial Rules in effect from time to time and the following provisions:

                   (i) In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

                   (ii) Not later than 30 days after the conclusion of the arbitration hearing, the Earnout Arbitrator shall prepare and distribute to the parties a writing setting forth the Gross Profits of the Business Unit for Fiscal 2005 or the Second Earnout Period, as applicable, and the Earnout Arbitrator's reasons therefor. Any decision rendered by the Earnout Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 10.11).

                   (iii) The Earnout Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 1.10(e), or (y) address or resolve any issue not submitted by the parties.

                   (iv) The fees and expenses of the Earnout Arbitrator in connection with the resolutions of disputes pursuant to this Section 1.10(e) shall be shared equally by the Earnout Holders on the one hand and the Buyer on the other hand, provided that, if the Earnout Arbitrator determines that one party has adopted a position(s) that is frivolous or clearly without merit, the Earnout Arbitrator may, in its discretion, assign a greater portion of such fees and expenses to such party.

                   (v) Within 15 days of the resolution of any dispute, the Buyer shall make any additional payment of Earnout Consideration determined by the Earnout Arbitrator.

            (f) The Buyer shall deliver the Earnout Consideration to the Earnout Holders as follows:

                   (i) The holder of each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary and Dissenting Shares) shall be eligible to receive that portion of the Earnout Consideration to be delivered to the Common Earnout Holders on the applicable Earnout Distribution Date as is obtained by dividing (x) the aggregate Earnout Consideration distributable to the Common Earnout Holders on such Earnout Distribution Date multiplied by the Option Exchange Ratio by (y) the Earnout Equivalents on such Earnout Distribution Date. Subject to Section 1.15 and Section 1.10(e)(v), Earnout Consideration payable pursuant to this Section 1.10(f)(i) shall be paid by the Buyer by delivery to the Common Shareholders of shares of Buyer Common Stock issued in the name of each Common Shareholder having an Earnout Value equal to the Earnout Consideration payable to each such Common Shareholder on the applicable Earnout Distribution Date.

                   (ii) For each share of Buyer Common Stock acquired upon exercise of an Option during the period commencing on the Effective Time and ending on the applicable Earnout Distribution Date (not including with respect to the Second Earnout Distribution Date (A) any shares of Buyer Common Stock delivered pursuant to this Section 1.10(f)(ii) on the First Earnout Distribution Date or (B) any shares of Buyer Common Stock issued as a result of an increase pursuant to Section 1.10(f)(iii) on the First Earnout Distribution Date in the number of shares of Buyer Common Stock subject to such Option), the Earnout Holder that initially acquired such share of Common Stock shall be eligible to receive that portion of the Earnout Consideration to be delivered to the Common Earnout Holders on such Earnout Distribution Date as is obtained by dividing (x) the aggregate Earnout Consideration to be delivered to the Common Earnout Holders on such Earnout Distribution Date by (y) the Earnout Equivalents as of such Earnout Distribution Date. Subject to Section 1.15 and Section 1.10(e)(v), Earnout Consideration payable pursuant to this Section 1.10(f)(ii) shall be paid by the Buyer by delivery to Common Earnout Holders of shares of Buyer Common Stock issued in the name of each Common Earnout Holder having an Earnout Value equal to the Earnout Consideration payable to each such Common Earnout Holder on the applicable Earnout Distribution Date.

                   (iii) For each share of Buyer Common Stock subject to an Option that is outstanding as of an Earnout Distribution Date (not including with respect to the Second Earnout Distribution Date any shares of Buyer Common Stock issuable as a result of an increase pursuant to this Section 1.10(f)(iii) on the First Earnout Distribution Date in the number of shares of Buyer Common Stock subject to such Option), the Common Earnout Holder, upon exercise of such Option, shall be eligible to receive that portion of the Earnout Consideration to be delivered to the Common Earnout Holders on such Earnout Distribution Date as is obtained by dividing (x) the aggregate Earnout Consideration to be delivered to the Common Earnout Holders on such Earnout Distribution Date by (y) the Earnout Equivalents as of such Earnout Distribution Date. Subject to Section
1.15 and Section 1.10(e)(v), Earnout Consideration payable pursuant to this
Section 1.10(f)(iii) shall be paid by increasing the number of shares of Buyer Common Stock subject to such outstanding Option by a number of shares of Buyer Common Stock equal to the portion of the Earnout Consideration payable to the Common Earnout Holders on the applicable Earnout Distribution Date with respect to all shares of Buyer Common Stock subject to such Option divided by the Earnout Value as of the applicable Earnout Distribution Date.

                   (iv) The Preferred Shareholders shall be eligible to receive that portion of the Earnout Consideration to be delivered to the Preferred Shareholders pursuant to Section 1.10(a), if any, on a pro rata basis based on the number Preferred Shares held by each such Preferred Shareholder immediately prior to the Effective Time. Earnout Consideration payable pursuant to this Section 1.10(f)(iv) shall be paid by the Buyer by delivery to the Preferred Shareholders of shares of Buyer Common Stock issued in the name of each Preferred Shareholder having an Earnout Value equal to the Earnout Consideration payable to each such Preferred Shareholder on the applicable Earnout Distribution Date.

                   (v) The right to receive a portion of the Earnout Consideration pursuant to this Agreement shall be nontransferable, except by operation of law. For avoidance of doubt, the right to receive the Earnout Consideration hereunder shall remain with the Earnout Holders and shall not be affected by the sale or transfer of any Buyer Common Stock by the Earnout Holders following the Effective Time.

                   (vi) Notwithstanding the foregoing, if the distribution of Earnout Consideration pursuant to this Section 1.10(f) would cause the aggregate number of shares of Buyer Common Stock issued pursuant to this Agreement (including for this purpose all shares of Buyer Common Stock issued or issuable pursuant to Options outstanding at the time of such distribution) to exceed 6,200,000 shares of Buyer Common Stock, the Buyer may substitute cash for those shares of Buyer Common Stock that would have otherwise been issuable pursuant to this Section 1.10(f), but only to the extent that such shares, when combined with the other shares of Buyer Common Stock issuable under this Agreement, exceed 6,200,000 shares; provided, however, any such substituted cash shall not be paid by Buyer, and Buyer shall have no further obligation with respect to the cash the Buyer would have substituted pursuant to this Section 1.5(f)(vi), to the extent such substitution would cause the transactions contemplated by this Agreement to fail to satisfy the Stock Consideration Requirement or in the alternative, any such lower stock consideration requirement that Dorsey & Whitney LLP opines to the Earnout Representatives will not adversely impact the tax opinion issued by Dorsey & Whitney LLP under Section 5.3(h).

            (g) No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued to Earnout Holders, and such Earnout Holders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional shares of Buyer Common Stock that would have otherwise been issued to such Earnout Holders. In lieu of any fractional shares of Buyer Common Stock that would have otherwise been issued, each Earnout Holder that would have been entitled to receive a fractional share of Buyer Common Stock shall receive a cash payment equal to the Earnout Value of the fractional share of Buyer Common Stock that such Earnout Holder would otherwise be entitled to receive.

            (h) In the event of a Change in Control of the Buyer prior to the expiration of the Second Earnout Period, then immediately prior to such Change in Control (but subject to the consummation of such Change in Control) the Earnout Holders shall be entitled to receive, in accordance with Section 1.10(f), Earnout Consideration of $45,000,000 less any amounts previously paid pursuant to this Section 1.10 regardless of the Gross Profits of the Business Unit, as if each Earnout Distribution Date occurred on the date of the consummation of the Change in Control.

            (i) The Company agrees and acknowledges that the Buyer may make from time to time such business decisions as it deems appropriate in the conduct of the Business Unit's business, including actions that may have an impact on the Gross Profits of the Business Unit, and the Earnout Holders will have no right to claim any lost Earnout Consideration or other damages as a result of such decisions so long as the actions were taken in good faith by the Buyer and were not taken by the Buyer for the purpose of avoiding or frustrating the provisions of this Section 1.10.

            (j) Notwithstanding any other provision in this Agreement to the contrary, the Buyer may elect to retain up to the Set-Off Amount from the amounts payable, if any, to Common Shareholders pursuant to this Section 1.10 to satisfy the indemnification obligations of the Indemnifying Shareholders (other than the former holders of the Preferred Shares) as provided in Section 6.1 below.

            (k) All issuances of Earnout Consideration to a particular Earnout Holder shall be subject to the expiration or termination of all waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act applicable to such Earnout Holder's acquisition of the Earnout Consideration.

            (l) The adoption of this Agreement and the approval of the Merger by the shareholders of the Company shall constitute approval of the earnout arrangements specified in this Section 1.10, including the right of the Buyer to retain up to the Set-Off Amount to satisfy the indemnification obligations of the Indemnifying Shareholders as provided herein and the appointment and authority of the Earnout Representatives.

     1.11   ESCROW.

            (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent the General Escrow Merger Consideration and the Tax Escrow Merger Consideration deliverable pursuant to Section 1.5, for the purpose of securing the applicable indemnification obligations of the Indemnifying Shareholders set forth in this Agreement. The General Escrow Merger Consideration and the Tax Escrow Merger Consideration shall be held by the Escrow Agent under the General Escrow Agreement and the Tax Escrow Agreement, respectively, pursuant to the terms thereof. The Escrow Merger Consideration shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreements.

            (b) The adoption of this Agreement and the approval of the Merger by the shareholders of the Company shall constitute approval of the Escrow Agreements and of all of the arrangements relating thereto, including the placement of the Escrow Merger Consideration in escrow and the appointment and authority of the Indemnification Representatives.

            (c)    Notwithstanding the initial allocation in accordance with
Section 1.5(e), the Indemnification Representatives shall be entitled to instruct the Escrow Agent to reallocate the amounts held under the General Escrow Agreement and the Tax Escrow Agreement in accordance with that certain letter agreement dated August 12, 2004 between Timothy D. Ryan, Thomas A. Turner, Summit Partners, L.P. and the other parties named therein, and the Preferred Shareholders and Common Shareholders shall be bound by any determination by the Indemnification Representatives in this regard; provided that such agreement shall not in any manner reduce, delay or impair any distributions to the Buyer from the General Escrow Agreement or the Tax Escrow Agreement pursuant to Article VI hereof. The determination of the Indemnification Representatives regarding any such reallocation shall be binding and non-appealable with respect to the Common Shareholders and the Preferred Shareholders.

     1.12   ARTICLES OF INCORPORATION AND BY-LAWS.

            (a) The Articles of Incorporation of the Surviving Corporation immediately following the Effective Time shall be amended and restated in their entirety to be the same as the Articles of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (i) the name of the corporation set forth therein shall be changed to the name of the Company and (ii) the identity of the incorporator shall be deleted.

            (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     1.13 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.14 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for Initial Per Share Consideration in accordance with Section 1.5, subject to
Section 1.11 and to applicable law in the case of Dissenting Shares.

     1.15 TAXES. Notwithstanding any other provision in this Agreement, the Buyer, the Company, the Surviving Corporation and the Buyer LLC shall have the right to deduct and withhold Taxes from any payments to be made hereunder (including any payments to be made under the Escrow Agreements) if such withholding is required by law and to collect any necessary Tax forms, including Forms W-8 or W-9, as applicable, or any similar information, from the Company Shareholders and any other recipients of payments hereunder. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Company Shareholder or other recipient of payments in respect of which such deduction and withholding was made.

     1.16 ROSS ASSIGNMENT. The Company hereby assigns to the Buyer, effective as of the Effective Time, all of the Company's rights pursuant to the Stock Purchase Agreement, dated March 1, 2004, between the Company and Scot A. Ross including without limitation the Company's repurchase right under such Agreement and any related Addendum.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct in all material respects as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date) and except that the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations that are qualified as to materiality shall be true and correct in all respects as of the Closing. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of Timothy D. Ryan, Jeffrey Hastings, Scot A. Ross, Nieles Larsen and Richard E. Watts. Except where the context otherwise requires, all references in Sections 2.9, 2.13, 2.23 and 2.24 of this Article II to the "Company" shall include the predecessor sole proprietorship of the Company.

     2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction listed in Section
2.1 of the Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company's businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Articles of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws.

     2.2    CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of (i) 20,000,000 Common Shares, of which, as of the date of this Agreement, 11,432,947 shares were issued and outstanding, and (ii) 4,106,824 Preferred Shares, of which, as of the date of this Agreement, 4,106,824 shares were issued and outstanding.

            (b) Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of the Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each shareholder and (for shares other than Common Stock) the number of Common Shares (if any) into which such shares are convertible. Section 2.2 of the Disclosure Schedule also indicates all outstanding Common Shares that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable shareholder, the vesting schedule (including any acceleration provisions with respect thereto), the repurchase price payable by the Company and whether the shareholder has made an election with respect to such Common Shares under Section 83(b) of the Code. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws.

            (c) Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement of: (i) all Company Stock Plans, indicating for each Company Stock Plan the number of Common Shares issued to date under such Plan, the number of Common Shares subject to outstanding options under such Plan and the number of Common Shares reserved for future issuance under such Plan; (ii) all holders of outstanding Options, indicating with respect to each Option the Company Stock Plan under which it was granted, the number of Common Shares subject to such Option, the exercise price, the date of grant, and the vesting schedule (including any acceleration provisions with respect thereto); and (iii) all holders of outstanding Warrants, indicating with respect to each Warrant the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has provided to the Buyer complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing Options and all Warrants. All of the shares of capital stock of the Company subject to Options and Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable.

            (d) Except as set forth in this Section 2.2 or in Section 2.2 of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

            (e) Except as set forth in Section 2.2 of the Disclosure Schedule, there is no agreement, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the sale or transfer

(including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act, or voting, of the capital stock of the Company.

     2.3 AUTHORIZATION OF TRANSACTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to obtaining the Requisite Shareholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) adopted this Agreement in accordance with the provisions of the California General Corporation Law, and
(iii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval and resolved to recommend that the shareholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Act and the filing of the Merger Filings as required by the California General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the Merger, the Final Merger or the other transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company or the charter, by-laws or other organizational document of any Subsidiary, (b) require on the part of the Company or any Subsidiary any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their respective properties or assets.

     2.5    SUBSIDIARIES.

            (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each Subsidiary; (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and
(v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

            (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, by-laws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

            (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary.

     2.6    FINANCIAL STATEMENTS.

            (a) The Company has provided to the Buyer the Financial Statements. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries in all material respects; PROVIDED, HOWEVER, that the Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments (which will not be material to the Company's financial condition, taken as a whole) and do not include footnotes.

            (b) Section 2.6(b) of the Disclosure Schedule lists, and the Company has delivered to the Buyer copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303 (a)(4) of Regulation

S-K of the SEC) effected by the Company since January 1, 1998. Section 2.6(b) of the Disclosure Schedule describes all non-audit services performed by the Company's Auditors for the Company since January 1, 2002.

     2.7 ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which, individually or in the aggregate, has had, or would reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section
4.4. Notwithstanding the foregoing or Section 4.4(a), between April 15, 2004 and the date hereof the Company shall have been permitted to grant Options to employees hired by the Company after April 15, 2004 to purchase an aggregate (net of all Options that expire or terminate after April 15, 2004 and before the date hereof) of up to 120,600 Common Shares if such Options (i) had an exercise price of not less than $8.00 per share and (ii) will not automatically accelerate if assumed by the Buyer in connection with the Merger.

     2.8 UNDISCLOSED LIABILITIES. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for
(a) liabilities reflected on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business, (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet or (d) liabilities specifically identified on Section 2.8 of the Disclosure Schedule.

     2.9    TAX MATTERS.

            (a) Each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable in respect of all Tax Returns required to be filed prior to the Closing without regard to extensions to file the Tax Returns, whether or not shown on any Tax Return. The accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet are in accordance with GAAP, and all unpaid Taxes of the Company and each Subsidiary for all tax periods (or portions thereof) commencing after the Most Recent Balance Sheet Date arose in the Ordinary Course of Business and are of a type and amount commensurate with Taxes attributable to prior similar periods. Neither the Company nor any Subsidiary
(i) has any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than the Company or any Subsidiary, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (b) The Company has delivered or made available to the Buyer (i) complete and correct copies of all federal income Tax Returns of the Company and any Subsidiary relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Company or any Subsidiary relating to Taxes for all taxable periods for which the statute of limitations has not yet expired. The Company has delivered or made available to the Buyer complete and accurate copies of all other Tax Returns of the Company and the Subsidiaries for all taxable periods for which the statute of limitations has not yet expired. The income Tax Returns of the Company and each Subsidiary that have been audited by the Internal Revenue Service or other Governmental Entity are specified in Section 2.9(b) of the Disclosure Schedule. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority.

            (c) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of former Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under former Section 341(f) of the Code; (ii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; or (iii) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

            (d) None of the assets of the Company or any Subsidiary: (i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iii) is subject to a lease under Section 7701(h) of the Code or under any predecessor section of the Code.

            (e) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are or will be required to be taken into account by the Company or any Subsidiary in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date or as a result of the transactions contemplated by this Agreement.

            (f)    [Intentionally omitted.]

            (g) Neither the Company nor any Subsidiary has distributed to its shareholders or security holders stock or securities of a "controlled corporation" within the meaning of Section 355 of the Code, nor has stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

            (h) Neither the Company nor any Subsidiary owns any interest in an entity that is characterized as a partnership for United States federal income Tax purposes.

            (i) Section 2.9(i) of the Disclosure Schedule sets forth each jurisdiction (other than United States federal) in which the Company or any Subsidiary files, is required to file or has been required to file a Tax Return or is or has been liable for any Taxes on a "nexus" basis.

            (j) Neither the Company nor any Subsidiary has incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.

            (k) Neither the Company nor any Subsidiary is a party to a gain recognition agreement described in Treasury Regulations Section 1.367(a)-8.

            (l) None of the Company, any Subsidiary or, to the knowledge of the Company, any of the Company's Affiliates has taken or agreed to take any action that would prevent the Merger and the Final Merger, considered together as a single integrated transaction, from qualifying as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code.

            (m) There are no liens for Taxes upon the assets or properties of the Company or any Subsidiary except for (i) statutory liens for current Taxes not yet due and (ii) liens for Taxes being contested in good faith that are specified in Schedule 2.9(m) of the Disclosure Schedule.

            (n) None of the UK Subsidiaries is or has ever been a member of any group of companies for the purposes of any UK Taxes, other than a group of which only the UK Subsidiaries are or were members.

            (o) All losses, reliefs, allowances, credits and deductions in respect of UK Taxes which have been treated as available for utilization in the Most Recent Balance Sheet remain available for utilization at the Closing Date.

            (p) None of the UK Subsidiaries has or in the past seven years has had any interest in a controlled foreign company as defined in Chapter IV
Part XVII UK Taxes Act 1988 nor any material interest in an offshore fund as defined in s.759 UK Taxes Act 1988. None of the UK Subsidiaries has any derivative contracts as defined in Schedule 26 of UK Finance Act 2002.

            (q) None of the UK Subsidiaries has repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital. None of the UK

Subsidiaries has at any time capitalized or agreed to capitalize in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration or passed or agreed to pass any resolution to do so. No securities (within the meaning of Part VI of the UK Taxes Act 1988) have been issued by any UK Subsidiary, nor has any UK Subsidiary agreed to issue such securities.

            (r) All interest, discounts and premiums payable by the UK Subsidiaries in respect of their loan relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 are capable of being brought into account by them as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognized in their accounts.

            (s) No event has occurred since the Most Recent Balance Sheet Date by reason of which any balancing charge may fail to be made against or any disposal value may fail to be brought into account by any of the UK Subsidiaries under the Capital Allowances Act 2001.

            (t) The book value shown in or adopted for the purpose of the Most Recent Balance Sheet as the value of each of the assets of the UK Subsidiaries on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount which on a disposal of such asset at the date of this agreement would be deductible under s.38 UK TCGA 1992. The Disclosure Schedule sets out full particulars of all claims and elections made (or assumed in the Accounts to be made) under s.23, s.247, s.248, s.152 to s.158, s.161,
s.162 or s.165 UK TCGA 1992 (indicating which claims are provisional) insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal after the Most Recent Balance Sheet Date by any of the UK Subsidiaries of any of their assets. None of the UK Subsidiaries has disposed of or acquired any asset in circumstances such that the provisions of s.17 UK TCGA 1992 could apply to such disposal or acquisition. None of the UK Subsidiaries has at any time within the period of seven years prior to the Closing Date transferred any asset other than trading stock to the Company or any of the Subsidiaries.

            (u) All documents in the enforcement of which the Company or any of the Subsidiaries may be interested and which are liable to UK stamp duty (or any corresponding Taxes in any foreign jurisdiction) have been duly stamped. None of the UK Subsidiaries has since the Most Recent Balance Sheet Date incurred any liability to or been accountable for any stamp duty reserve tax or any stamp duty land tax (or any corresponding Taxes in any foreign jurisdiction) and there has been no conditional agreement which could lead to any of the UK Subsidiaries incurring such a liability or becoming so accountable. No UK stamp duty or UK stamp duty reserve Tax will arise in connection with the consummation of the transactions contemplated by this Agreement, whether levied on or payable or paid by the Buyer, the Buyer LLC, the Company or any of their respective Subsidiaries or Affiliates.

            (v) The Company and each of the Subsidiaries is duly registered for the purposes of value added tax (or any corresponding Taxes in any foreign jurisdiction), to the extent that it is required to be so registered. There has been no transfer of a business as a going concern in respect of which any of the UK Subsidiaries could become, or has at any time since the Most Recent Balance Sheet Date been, liable under s.44 UK VATA 1994. No act or transaction has been effected in consequence of which any of the UK Subsidiaries is or may be held liable for any value added tax under s.29, s.47,
s.48 or s.55 UK VATA 1994 and no direction affecting any of the UK Subsidiaries has been given under paragraph 2 of Schedule 6 to UK VATA 1994. None of the UK Subsidiaries is or was partially exempt in its current or preceding value added tax year. None of the UK Subsidiaries has any interest in any land which is, or is agreed to be, subject to an election to waive exemption under Schedule 10 to the UK VATA 1994. In the case of each capital item (if any) within the meaning of Part XV of the Value Added Tax Regulations 1995 ("Part XV"), in relation to which a liability under Part XV has arisen or could in future arise on any of the UK Subsidiaries, the Disclosure Schedule sets out full and accurate particulars of past adjustments under Part XV and full and accurate particulars of all matters to date which could be relevant in determining future adjustments under Part XV.

            (w) Neither the Company nor any of the Subsidiaries shall be liable for any Taxes in relation to any options granted prior to Closing to any directors or employees resident for Tax purposes in the United Kingdom as a result of the assumption, cancellation, exercise, assignment or release of such options, except where such Taxes can be recovered from the directors or employees in question or which relate to the obligations of the Buyer or any of its Affiliates to pay national insurance contributions upon exercise of such options.

     2.10   ASSETS.

            (a) The Company or the applicable Subsidiary is the true and lawful owner, and has good title to, all of the material assets (tangible or intangible) owned by the Company or the Subsidiaries, free and clear of all Security Interests. Each of the Company and the Subsidiaries owns or leases all tangible assets sufficient for the conduct of its businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

            (b)    Section 2.10(b) of the Disclosure Schedule lists individually
(i) all fixed assets (within the meaning of GAAP) of the Company or the Subsidiaries having a book value greater than $10,000, indicating the cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of the Most Recent Balance Sheet Date, and (ii) all other assets of a tangible nature (other than inventories) of the Company or the Subsidiaries whose book value exceeds $10,000.

            (c) Each item of equipment, motor vehicle and other asset that the Company or a Subsidiary has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, upon its return to its lessor or owner under the applicable lease or contract, the obligations of the Company or such Subsidiary to such lessor or owner will have been discharged in full except in the case of automobile leases for amounts for mileage overages.

     2.11 OWNED REAL PROPERTY. Neither the Company nor any Subsidiary has ever owned any real property.

     2.12 REAL PROPERTY LEASES. Section 2.12 of the Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the Leases. With respect to each material Lease:

            (a) such Lease is legal, valid, binding, enforceable and in full force and effect;

            (b) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing and the Final Merger in accordance with the terms thereof as in effect immediately prior to the Closing;

            (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such Lease;

            (d) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

            (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

            (f) to the knowledge of the Company, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities; and

            (g) the Company has no knowledge of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

     2.13   INTELLECTUAL PROPERTY.

            (a) Section 2.13(a) of the Disclosure Schedule lists (i) each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company or any Subsidiary and (ii) each Customer Deliverable of the Company or any Subsidiary currently manufactured, licensed, sold or offered for sale by the Company or any Subsidiary.

            (b) Each of the Company and the Subsidiaries owns or has the right to use all Intellectual Property used (i) in the manufacture, marketing and distribution the Customer Deliverables and (ii) to operate the Internal Systems. Each item of material Company Intellectual Property will be owned or available for use by the Buyer or such Subsidiary immediately following the Closing and the Final Merger on substantially identical terms and conditions as it was immediately prior to the Closing. The Company or the appropriate Subsidiary has taken all reasonable measures to protect the proprietary nature of each item of material Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the material Company Intellectual Property owned by the Company or the Subsidiaries (except pursuant to agreements or licenses specified in Section 2.13(d) of the Disclosure Schedule), and, to the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

            (c) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(c) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company or any Subsidiary relating to any such complaint, claim, notice or threat. The Company has provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

            (d) Section 2.13(d) of the Disclosure Schedule identifies each license or other agreement pursuant to which the Company or a Subsidiary has licensed, distributed or otherwise granted any rights to any third party with respect to, any material Company Intellectual Property. Except as described in
Section 2.13(d) of the Disclosure Schedule, neither the Company nor any Subsidiary has agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Deliverables.

            (e) Section 2.13(e) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company or a Subsidiary, and the license or agreement pursuant to which the Company or a Subsidiary uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses or other immaterial Company Intellectual Property). Except as listed in Section 2.13(e) of the Disclosure Schedule, each such license, sublicense or other agreement is valid, binding, enforceable and in full force and effect immediately prior to the Closing.

            (f) Neither the Company nor any Subsidiary has disclosed the source code for the Software or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 2.13(f) of the Disclosure Schedule, and the Company has taken reasonable measure to prevent disclosure of any source code that is material to the Company and its Subsidiaries, taken as a whole.

            (g) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company or a

Subsidiary within the scope of their employment by the Company or a Subsidiary or by independent contractors of the Company or a Subsidiary who have executed agreements expressly assigning all right, title and interest in such copyrightable materials and the copyrights therein to the Company or a Subsidiary. No portion of such copyrightable materials was jointly developed with any third party.

            (h) The Customer Deliverables and the Internal Systems are free from material defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

            (i) Section 2.13(i) of the Disclosure Schedule lists all Open Source Materials that the Company or any Subsidiary has used in any way and describes the manner in which such Open Source Materials have been used, including, without limitation, whether and how the Open Source Materials have been modified and/or distributed by the Company or any Subsidiary. Except as set forth on Section 2.13(i) of the Disclosure Schedule, neither the Company nor any Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, software developed or distributed by the Company or any Subsidiary; (ii) distributed Open Source Materials in conjunction with any other software developed or distributed by the Company or any Subsidiary; or (iii) used Open Source Materials that create, or purport to create, obligations for the Company or any Subsidiary with respect to software developed or distributed by the Company or any Subsidiary or grant, or purport to grant, to any third party, any rights or immunities under Company Intellectual Property (including but not limited to using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no charge).

     2.14 INVENTORY. All inventory of the Company and the Subsidiaries, whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to estimated net realizable value on the Most Recent Balance Sheet. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis in accordance with GAAP. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company and the Subsidiaries.

     2.15   CONTRACTS.

            (a) Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

                   (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $20,000 per annum and having a remaining term longer than 12 months;

                   (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $50,000, or (C) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                   (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

                   (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                   (v) any agreement for the disposition of any significant portion of the assets or business of the Company or any Subsidiary (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

                   (vi) any agreement concerning confidentiality (other than with the Company's employees), non-competition or non-solicitation;

                   (vii) any consulting or independent contractor agreement that is material to the Company or has a term in excess of one year and, with respect to the UK Subsidiaries, the "statutory particulars of employment";

                   (viii) any agreement involving any current or former officer, director or shareholder of the Company or an Affiliate thereof;

                   (ix) any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                   (x) any other agreement (or group of related agreements) either (i) involving more than $150,000 or (ii) which involves more than $25,000 and was not entered into in the Ordinary Course of Business.

            (b) The Company has delivered or made available to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section
2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing and the Final Merger in accordance with the terms thereof as in effect immediately prior to the Closing;

and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such agreement.

     2.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet (other than those paid since such date) are valid receivables, and to the Company's knowledge, are not subject to any setoffs or counterclaims, net of the applicable reserve for bad debts on the Most Recent Balance Sheet. A complete and accurate list of the accounts receivable reflected on the Most Recent Balance Sheet, showing the aging thereof, is included in Section 2.16 of the Disclosure Schedule. All accounts receivable of the Company and the Subsidiaries that have arisen since the Most Recent Balance Sheet Date are valid receivables, and to the Company's knowledge, are not subject to any setoffs or counterclaims, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has received any written notice from an account debtor stating that any account receivable in an amount in excess of $25,000 is subject to any contest, claim or setoff by such account debtor.

     2.17 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

     2.18 INSURANCE. Section 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, employer's liability, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party, including all insurance policies which the Company and any Subsidiary are required to have in place by law, all of which are in full force and effect. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any such policy.

     2.19 LITIGATION. Section 2.19 of the Disclosure Schedule lists each Legal Proceeding which is pending or has been threatened in writing against the Company or any Subsidiary. There are no judgments, orders, awards or decrees outstanding against the Company or any Subsidiary.

     2.20 WARRANTIES. No product or service manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary, which are set forth in Section 2.20 of the Disclosure Schedule and (ii) manufacturers" warranties for which neither the Company nor any Subsidiary has any liability. Section 2.20 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

     2.21   EMPLOYEES.

            (a) Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary whose annual rate of compensation exceeds $40,000 per year, along with the position, the notice period and the annual rate of compensation of each such person and in the case of the UK Subsidiaries, the date of commencement of continuous employment. Each current or past employee of the Company or any Subsidiary has entered into a proprietary information and inventions assignment agreement with the Company or such Subsidiary, a copy or form of which has previously been delivered to the Buyer. Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are a party to a non-competition or non-solicitation agreement with the Company or any Subsidiary; copies of such agreements have previously been delivered to the Buyer. All of the agreements referenced in the two preceding sentences will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are not citizens of the United States. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.

            (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

            (c) The Company and each Subsidiary is and has been in compliance in all material respects with all applicable laws, codes of practice, employment agreements and workforce agreements concerning the hiring and employment of employees. Each individual performing services for the Company or any Subsidiary who has been classified as an individual who is not an employee of the Company has been properly so classified.

            (d) All persons employed or engaged by the Company and any Subsidiary have the right to work lawfully in the place where they are employed or engaged and are not in breach of immigration controls.

            (e) Except as set forth in Section 2.21(e) of the Disclosure Schedule, all contracts between the UK Subsidiary and its employees or its other workers are terminable on three months' notice or less without compensation (other than statutory compensation).

            (f) Neither the Company nor any Subsidiary is a party to, bound by or proposing to introduce in respect of any of its directors, employees or other workers any redundancy payment scheme in addition to statutory redundancy pay, any share option, profit sharing, bonus, commission or any other benefit plan.

            (g) Neither the Company nor any Subsidiary has incurred any liability in connection with any termination of employment of its employees (including redundancy payments) or for failure to comply with any order for the reinstatement or re-engagement of any employee.

            (h) The Company and each Subsidiary has maintained in all material respects current, adequate and suitable records regarding the service of each of its employees and workers.

            (i) No employee of the UK Subsidiary is currently (a) the subject of any disciplinary or grievance procedures or (b) on long term disability leave.

     2.22   EMPLOYEE BENEFITS.

            (a) Section 2.22(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans. Complete and accurate copies of
(i) all Company Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Company Plan, have been delivered to the Buyer.

            (b) Each Company Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to each Company Plan and has made all required contributions thereto. The Company, each Subsidiary, each ERISA Affiliate and each Company Plan are and have been in compliance in all material respects with all applicable laws (US and otherwise) and without limitation the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and
Section 701 et seq. of ERISA). All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor (or, in either case, non-US equivalents) have been duly submitted. No Company Plan has assets that include securities issued by the Company or the Subsidiaries or any ERISA Affiliate.

            (c) There are no claims or Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any material liability.

            (d)    All the Company Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from United States federal income taxes under Section 401(a) and Section 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Company Plan that is required to satisfy
Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

            (e) All Company Plans that are intended to be exempt approved under Chapter 1 of Part XIV of the UK Taxes Act 1988 and/or are contracted-out of the state second pension are so exempt approved and/or contracted-out and there are no reasons or circumstances why such exempt approval or contracting-out will or may cease.

            (f) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

            (g) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            (h) There are no unfunded obligations under any Company Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Company Plan which is funded are reported at their fair market value on the books and records of such Company Plan.

            (i) No act or omission has occurred and no condition exists with respect to any Company Plan that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA, the Code or other relevant provisions or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Plan.

            (j) No Company Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (k) Except as set forth in Section 2.22(k) of the Disclosure Schedule, each Company Plan is amendable and terminable unilaterally by the Company at any time without liability or expense to the Company or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Plan; provided, that the Company makes no representation and warranty under this Section 2.22(k) with respect to the Company's 401(k) plan.

            (l)    Section 2.22(l) of the Disclosure Schedule discloses each:
(i) agreement with any shareholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

            (m) Section 2.22(m) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of June 30, 2004.

            (n) In relation to any person who is or has been resident in the UK and who is or has been employed by the Company or the Subsidiaries, neither the Company nor any Subsidiary is or has been under any obligation or commitment (whether legally enforceable or otherwise) or given any promise or assurance (oral or written) to or in relation to any such person that any retirement related or death benefits will be calculated wholly or partly by reference to any person's remuneration or equate (approximately or exactly) to any particular amount.

            (o) No employee of the Company or any Subsidiary was transferred into that employment as the result of a "relevant transfer" within Regulation 2 of the Transfer of Undertakings (Protection of Employment) Regulations 1981.

            (p) The Company and each of the Subsidiaries has at all times complied in all material respects with all duties and obligations (if any) under section 3 of the UK Welfare Reform and Pensions Act 1999 and related secondary legislation (stakeholder pensions).

     2.23   ENVIRONMENTAL MATTERS.

            (a) Each of the Company and the Subsidiaries has complied in all material respects with all applicable Environmental Laws. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary.

            (b) Neither the Company nor any Subsidiary has any material liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.

            (c) Neither the Company nor any Subsidiary is a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

            (d) Set forth in Section 2.23(d) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) of which the Company has possession. A complete and accurate copy of each such document has been provided or made available to the Buyer.

            (e) To the Company's knowledge, there are no material environmental liabilities of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

     2.24 LEGAL COMPLIANCE. Each of the Company and the Subsidiaries have at all times conducted their respective businesses in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

     2.25 CUSTOMERS AND SUPPLIERS. Section 2.25 of the Disclosure Schedule sets forth a list of (a) the Company's twenty largest customers during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is a primary supplier with respect to any of the Company's twenty products or services generating the most revenue during the last full fiscal year. To the Company's knowledge, no such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary.

     2.26 PERMITS. Section 2.26 of the Disclosure Schedule sets forth a list of all material Permits issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect; the Company or the applicable Subsidiary is in compliance with the terms of each such Permit; and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

     2.27 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary, except for advances and reimbursements of business expenses in the Ordinary Course of Business. Section 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which occurred or have existed since the beginning of the time period covered by the Financial Statements.

     2.28 BROKERS' FEES. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement other than fees payable to JP Morgan.

     2.29 BOOKS AND RECORDS. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary. Section 2.29 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the Subsidiaries and the names of persons having signature authority with respect thereto or access thereto.

     2.30   CONTROLS AND PROCEDURES.

            (a) The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company's assets, (iii) access to the material assets of the Company is permitted only in accordance with management's authorization,
(iv) the reporting of assets of the Company is compared with existing assets at regular intervals, and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

            (b) The Company maintains disclosure controls and procedures that are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's financial statements. Section 2.30(b) of the Disclosure Schedule lists, and the Company has delivered to the Buyer copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.

     2.31 DISCLOSURE. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact.

     2.32 TAX OPINION. The Company has been advised by Dorsey & Whitney LLP that Dorsey & Whitney LLP is not aware of any reason that Dorsey & Whitney LLP would not be able to deliver the opinion contemplated by Section 5.3(h), subject to Dorsey & Whitney LLP's receipt of representation letters, certificates and other documents it reasonably requests.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer, the Transitory Subsidiary and the Buyer LLC represents and warrants to the Company that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

     3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of the Certificate of Incorporation and By-laws of the Buyer, the Articles of Incorporation and By-laws of the Transitory Subsidiary and the organization documents of Buyer LLC. Buyer LLC is a limited liability company and is wholly-owned by Buyer. Buyer LLC is duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to do business in the state of California.

     3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of (a) 50,000,000 shares of Buyer Common Stock, of which 31,795,148 shares were issued and outstanding as of June 30, 2004, and (b) 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. The rights and privileges of each class of the Buyer's capital stock are set forth in the Buyer's Certificate of Incorporation. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the Merger Shares and the Earnout Shares will be, when issued on the terms and conditions of this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Buyer's Certificate of Incorporation or By-laws or any agreement to which the Buyer is a party or is otherwise bound.

     3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer, Transitory Subsidiary and Buyer LLC has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreements and to perform its obligations hereunder and (in the case of the Buyer) thereunder. The execution and delivery by the Buyer, the Transitory Subsidiary and Buyer LLC of this Agreement and (in the case of the Buyer) the Escrow Agreements and the consummation by the Buyer, the Transitory Subsidiary and Buyer LLC of the transactions contemplated hereby and (in the case of the Buyer) thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer, Transitory Subsidiary and Buyer LLC, respectively. This Agreement has been duly and validly executed and delivered by the Buyer, the Transitory Subsidiary and Buyer LLC and constitutes a valid and binding obligation of the Buyer, the Transitory Subsidiary and Buyer LLC, enforceable against them in accordance with its terms. No vote of the stockholders of the Buyer is required to approve the Merger or to issue the Merger Shares and Earnout Shares in connection with the Merger.

     3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the Hart-Scott-Rodino Act and the filing of the Merger Filings as required by the California General Corporation Law, neither the execution and delivery by the Buyer, the Transitory Subsidiary or Buyer LLC of this Agreement or (in the case of the Buyer) the Escrow Agreements, nor the consummation by the Buyer, the Transitory Subsidiary or Buyer LLC of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws or other organization documents of Buyer, the Transitory Subsidiary or Buyer LLC, (b) require on the part of the Buyer, the Transitory Subsidiary or Buyer LLC any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer, the Transitory Subsidiary or Buyer LLC is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer, the Transitory Subsidiary or Buyer LLC or any of their properties or assets.

     3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of the Buyer Reports. The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from January 1, 2003 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates and on the date hereof and on the Closing

Date, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (iii) fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein.

     3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since March 31, 2004, there has not occurred any Buyer Material Adverse Effect.

     3.7 LITIGATION. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     3.8 TAX MATTERS. None of the Buyer, the Transitory Subsidiary or Buyer LLC, or to the Buyer's knowledge, any of their respective Affiliates, have taken or agreed to take any action that would prevent the Merger and the Final Merger, considered together as a single integrated transaction for United States federal income tax purposes, from qualifying as a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code.

     3.9 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

                                   ARTICLE IV
                                    COVENANTS

     4.1 CLOSING EFFORTS. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

     4.2    GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

            (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and

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to effect all registrations, filings and notices with or to Governmental
Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

            (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in the Disclosure Schedule.

     4.3    SHAREHOLDER APPROVAL.

            (a) The Company shall use its Reasonable Best Efforts to obtain, by 7:00 a.m., Boston time, on August 13, 2004 (or, in the event the approval of any holder of Company Shares that is not an "accredited investor" (as defined in Regulation D promulgated under the Securities Act) is required under applicable law, as soon as reasonably practicable, but in any event within three business days) after the execution and delivery of this Agreement, the Requisite Shareholder Approval pursuant to a written stockholder consent in accordance with the applicable requirements of the California General Corporation Law. In connection with such written stockholder consent, if any of the holders of the Company Shares are not accredited investors, the Company shall provide to its stockholders the Disclosure Statement, which shall include (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Indemnifying Shareholders, the earnout arrangements and the authority of the Earnout Representatives, the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (B) all of the information required by Rule 502(b)(2) of Regulation D under the Securities Act (it being agreed that all required information relating to the Buyer shall be supplied by the Buyer), and (C) a statement that appraisal rights are available for the Company Shares pursuant to Chapter 13 of the California General Corporation Law and a copy of such Chapter 13. The Buyer agrees to cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment on the Disclosure Statement and the Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld, conditioned or delayed). Immediately following receipt of the Requisite Shareholder Approval by written stockholder consent, the Company shall send, pursuant to Chapter 13 of the California General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Chapter 13 of the California General Corporation Law (which notice shall include a copy of such Chapter 13), and shall promptly inform the Buyer of the date on which such notice was sent.

            (b) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

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

            (c) The Company shall ensure that any information about the Company furnished by the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, provided that the Company shall not be responsible for the accuracy or completeness of any information concerning the Buyer or the Transitory Subsidiary furnished by the Buyer in writing for inclusion in the Disclosure Statement.

            (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            (e) Timothy D. Ryan, Thomas A. Turner, Scot A. Ross, Summit Ventures V, L.P., Summit Ventures V Companion Fund, L.P., Summit V Advisors (QP) Fund, L.P., Summit V Advisors Fund, L.P., Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit Ventures VI Advisors Fund, L.P., Summit Ventures VI Entrepreneurs Fund, L.P. and Summit Ventures VI Investors, L.P. each agree that so long as this Agreement has not been terminated pursuant to Section 8.1 (i) to vote (including by means of a written consent) all Company Shares that are beneficially owned by him or it in favor of the adoption of this Agreement and the approval of the Merger, (ii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share, exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company and (iii) otherwise to use his or its Reasonable Best Efforts to obtain the Requisite Shareholder Approval.

     4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition (ordinary wear and tear excepted), keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the Buyer:

            (a) issue or sell any stock or other securities of the Company or any Subsidiary or any options, warrants or rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of Preferred Shares, Options or Warrants outstanding on the date hereof), or amend any of the terms of (including the vesting of) any Options, Warrants or restricted stock agreements, or repurchase or redeem any stock or other securities of the Company (except from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to the Company);

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

            (b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

            (c) create, incur or assume any indebtedness (including obligations in respect of capital leases) other than trade payables or other short-term indebtedness incurred in the Ordinary Course of Business;

            (d) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than advances to employees in the Ordinary Course of Business;

            (e) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.22 of the Disclosure Schedule) or hire any new officers or (except in the Ordinary Course of Business) any new employees;

            (f) acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases or sales of assets in the Ordinary Course of Business or for a purchase price of less than $5,000;

            (g) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

            (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

            (i)    amend its charter, by-laws or other organizational documents;

            (j) change its accounting methods, principles or practices, except insofar as may be required by the Company's independent auditors or a generally applicable change in GAAP, or make any new elections, or changes to any current elections, with respect to Taxes;

            (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature required to be listed in Section 2.12, Section 2.13 or Section 2.15 of the Disclosure Schedule (except as required under this Agreement);

            (l) make or commit to make any capital expenditure in excess of $10,000 per item or $50,000 in the aggregate;

            (m) institute or settle any Legal Proceeding (except for the settlement of the Partridge dispute disclosed in Schedule 6.1(h) hereto with aggregate liability to the Company (including fees and expenses, including attorneys' fees) not exceeding the amount set forth on Schedule 6.1(h) hereto);

            (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

            (o)    file a registration statement with the SEC; or

            (p) agree in writing or otherwise to take any of the foregoing actions.

     4.5    ACCESS TO INFORMATION.

            (a) The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times upon reasonable advance notice, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial, tax and accounting records (including the work papers of the Company's independent accountants), contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

            (b) Within 15 days after the end of each calendar month ending prior to the Closing, beginning with the first calendar month ending after the date hereof, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the unaudited Financial Statement. Such financial statements shall fairly present in all material respects the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries in all material respects.

     4.6    NOTICE OF BREACHES.

            (a) From the date of this Agreement until the Closing, the Company shall promptly deliver (upon receipt of such information) to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete at any time after the date of this Agreement until the Closing. Except as set forth below, no such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule; provided that if such supplemental information relates to an event or circumstance occurring subsequent to the date hereof and outside of the Company's reasonable control, if the Buyer would have the right to terminate this Agreement pursuant to Section 8.1(b) as a result of the information so disclosed and it does not exercise such right prior to the Closing, then such supplemental information shall constitute an amendment of the representation or warranty to which it relates for that purpose. Unless the Buyer has the right to terminate this Agreement pursuant to Section 8.1(b) hereof by reason of such supplemental information (when taken together with any other such supplemental information provided from the date hereof through and including such date), and exercises that right within the period of three business days after notice is given pursuant to the paragraph above, the supplemental information delivered pursuant hereto will be deemed to have amended the Disclosure Schedule and to have qualified the representations and warranties contained in Article II above for the purposes of satisfying the conditions to Closing in Article V.

            (b) From the date of this Agreement until the Closing, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate or incomplete at any time after the date of this Agreement until the Closing. Except as set forth below, no such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement; provided that if such supplemental information relates to an event or circumstance occurring subsequent to the date hereof and outside of the Buyer's reasonable control, if the Company would have the right to terminate this Agreement pursuant to Section 8.1(c) as a result of the information so disclosed and it does not exercise such right prior to the Closing, then such supplemental information shall constitute an amendment of the representation or warranty to which it relates for that purpose. Unless the Company has the right to terminate this Agreement pursuant to Section 8.1(c) hereof by reason of such supplemental information (when taken together with any other such supplemental information provided from the date hereof through and including such date), and exercises that right within the period of three business days after notice is given pursuant to the paragraph above, the supplemental information delivered pursuant hereto will be deemed to have amended the Disclosure Schedule and to have qualified the representations and warranties contained in Article III above for the purposes of satisfying the conditions to Closing in Article V.

     4.7    EXCLUSIVITY.

            (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company, any Subsidiary or any division of the Company to any party in connection with any such transaction (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

            (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and, to the extent known, the terms of such inquiry, proposal or offer.

     4.8 EXPENSES. Except as set forth in Article VI and the Escrow Agreements, each of the Parties shall bear its own costs and expenses (including without limitation legal, accounting, investment banking and other advisory fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     4.9 INDEMNIFICATION. The Buyer, Transitory Subsidiary and Buyer LLC shall, for a period of six years after the Closing, assume and honor the exculpatory and indemnification provisions now existing in the Articles of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Closing or in indemnification agreements between the Company and certain of its directors identified in Schedule 2.15 of the Disclosure Schedule.

     4.10 LISTING OF SHARES. The Buyer shall, if required by the rules of The Nasdaq Stock Market, file with The Nasdaq Stock Market a Notification Form for Listing Additional Shares with respect to the shares of Buyer Common Stock issuable in connection with the Merger.

     4.11 FINAL MERGER. As soon as reasonably practicable following the Closing, but at least one business day after the business day of the Effective Time and in no event later than the close of business on the fifteenth business day immediately following the business day of the Effective Time (unless additional time is reasonably required to effect an orderly transition of the payroll and benefit plans of the Company to the Buyer, in which event no later than the close of business on the thirtieth calendar day immediately following the calendar day of the Effective Time), the Surviving Corporation shall merge with and into the Buyer LLC. From and after the effectiveness of the Final Merger, the separate corporate existence of the Surviving Corporation shall cease and the Buyer LLC shall continue as the surviving entity in the Final Merger. The Buyer and the Buyer LLC shall take all such steps and actions as shall be required to cause the Surviving Corporation and the Buyer LLC to consummate the Final Merger as set forth in this Section 4.11.

     4.12 EMPLOYEE MATTERS. All Company employees retained by the Buyer after the Closing Date (the "RETAINED EMPLOYEES") shall be entitled to receive compensation and benefits that initially are comparable, in the aggregate, to the compensation and benefits offered to other similarly situated employees of the Buyer, provided that the Buyer retains the right to adjust such compensation and benefits following the Closing in its business judgment and the right to terminate any Retained Employee. The Buyer shall and shall cause its Subsidiaries to use their Reasonable Best Efforts to permit the Retained Employees to receive credit under their employee benefit plans, programs and arrangements for service performed for the Company and any of its Subsidiaries (or a predecessor to the Company's or any of its Subsidiaries' business or assets to the extent credited by the Company or any of its Subsidiaries) so that such service shall be treated as service with the Buyer or any of its Subsidiaries, as the case may be, for purposes of determining eligibility to participate, vesting and benefit levels where length of services is relevant to benefit levels (excluding, for purposes of this sentence, benefit accrual under any pension plan subject to Title IV of ERISA and any accrual that would result in any duplication of

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

benefits), subject to the application of any break-in-service rules under such plans, programs, arrangements and applicable law. The Buyer shall use commercially reasonable efforts to cause any payments made by a Retained Employee under a Company Plan that provides medical, dental, pharmaceutical and/or vision benefits during the plan year of such Company Plan in which the Effective Time occurs to be taken into account under a corresponding plan maintained by the Buyer for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee for the applicable plan year as if such payments had been paid in accordance with such corresponding Buyer plan.

     4.13 SECTION 280G COVENANT. Prior to the Closing, the Company shall submit to a stockholder vote the right of any "disqualified individual" (as defined in Section 280G(c) of the Code) to receive any and all payments from the Company contingent on the Merger (within the meaning of Section 280G(b)(2)(i) of the Code) that could be deemed "parachute payments" under Section 280G(b) of the Code, in a manner that satisfies the stockholder approval requirements for the small business exemption of Section 280G(b)(5) of the Code and any regulations promulgated thereunder. Such vote shall determine the "disqualified individual's" right to all such payments or other compensation from the Company. In addition, before the vote is submitted to stockholders, the Company shall provide adequate disclosure to Company Shareholders of all material facts concerning all payments that, but for such vote, could be deemed "parachute payments" to a "disqualified individual" under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and any regulations promulgated thereunder.

     4.14 TAX MATTERS. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g). Each Party agrees that it shall (a) treat the Merger and the Final Merger as a single integrated transaction (in which the Company merged directly with and into the Buyer LLC) for U.S. federal income tax purposes, (b) report the Merger and the Final Merger as a single integrated transaction that qualifies as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code on its United States Tax Returns, (c) retain such records and file such information as is required to be retained and filed pursuant to Treasury Regulation Section 1.368-3 in connection with the Merger and the Final Merger, and (d) otherwise use its Reasonable Best Efforts to cause the Merger and the Final Merger, considered together as a single integrated transaction for United States federal income tax purposes, to qualify as a "reorganization" within the meaning of
Section 368(a)(1)(A) of the Code. No Party shall take any action, fail to take any action, cause any action to be taken or cause any action to fail to be taken that could reasonably be expected to prevent the Merger and the Final Merger, considered together as a single integrated transaction, from qualifying as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code.

     4.15 FIRPTA CERTIFICATION. Prior to the Closing Date, the Company shall deliver to the Buyer either (i) a notice from the Company, also delivered to the Internal Revenue Service, that the Company Shares are not a "U.S. real property interest" in accordance with the Treasury Regulations under Section 897 and 1445 of the Code, or (ii) certifications from all of the Company Shareholders that they are not "foreign persons" in accordance with Treasury Regulations under
Section 1445 of the Code. If the Buyer does not receive either the notice or certifications described above on or before the Closing Date, the Buyer shall be permitted to withhold from the Per Share Upfront Common Consideration and the Per Share Preferred Consideration, as applicable, any required withholding tax under
Section 1445 of the Code.

     4.16 TERMINATION OF 401(k) PLAN. At least two days prior to the Closing Date, the Company shall adopt a resolution or obtain a written consent terminating its 401(k) plan effective as of the day preceding the Closing Date. The Buyer hereby agrees that the Buyer will cause the Buyer's 401(k) plan to accept rollovers or direct rollovers of "eligible rollover distributions" within the meaning of Section 402(c) of the Code made with respect to the Company's employees pursuant to the Company's 401(k) plan by reason of such termination. Rollover amounts contributed to the Buyer's 401(k) plan in accordance with this
Section 4.16 shall at all times be 100% vested and shall be invested in accordance with the provisions of the Buyer's 401(k) plan. In the case of any employee of the Company, the Buyer's 401(k) plan will take into account, for eligibility and vesting purposes, such employee's service prior to the Closing Date that is creditable to such employee under the Company's 401(k) plan. The Buyer acknowledges and agree that the provisions of Section 6.1 shall not extend to any breach or alleged breach by the Company or the Subsidiaries of a representation or warranty or covenant to the extent that such breach arises out of the actions to be taken by the Company with respect to its 401(k) plan as required by this Section 4.16; and the Buyer and the Buyer LLC further agree to indemnify the Indemnifying Shareholders and the directors of the Company in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Shareholders or directors of the Company resulting from or relating to the actions to be taken by the Company with respect to its 401(k) plan as required by this Section 4.16.

     4.17 TAX DELIVERABLES. The Company, the Buyer, the Transitory Subsidiary and the Buyer LLC shall use their respective best efforts to provide Dorsey & Whitney LLP and Wilmer Cutler Pickering Hale and Dorr LLP such representation letters, certificates and other documents that either such firm shall reasonably request in connection with delivering the opinions contemplated by Sections 5.2(p) and 5.3(h).

     4.18 TAX RETURNS. The Buyer shall prepare and file or cause to be prepared and filed all Tax Returns for all Taxable periods that include (but do not end on) the Closing Date and all Taxable periods ending on or before the Closing Date for which Tax Returns have not been filed as of the Closing Date. All such Tax Returns shall be prepared and filed in a manner consistent with prior practice of the Company and the Subsidiaries, except as required by applicable Tax law. The Indemnification Representatives shall have the right to review and comment on any such Tax Return prepared by the Buyer (a draft of which shall be provided to the Indemnification Representatives not less than five business days prior to filing such Tax Return) to the extent the Indemnifying Shareholders would incur an indemnification liability thereunder.

                                    ARTICLE V
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

            (a) this Agreement and the Merger shall have received the Requisite Shareholder Approval;

            (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated; and

            (c) The Company shall have filed with the California Secretary of State an amendment to the Articles of Incorporation in the form attached hereto as EXHIBIT B.

     5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

            (a) the number of Dissenting Shares shall not exceed 0.5% of the number of outstanding Common Shares as of the Effective Time (calculated as if all outstanding Preferred Shares have been converted into Common Shares);

            (b) the Company and the Subsidiaries shall have obtained at their own expense (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, set forth on Schedule 5.2(b).

            (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

            (d) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

            (e) a Company Closing Material Adverse Effect shall not have occurred since the date hereof;

            (f) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, award, stipulation or injunction would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (g) the Company shall have delivered to the Buyer, the Buyer LLC and the Transitory Subsidiary the Company Certificate;

            (h) each Company Shareholder shall have executed and delivered to the Buyer an Investment Representation Letter and Selling Stockholder Questionnaire in the forms attached hereto as EXHIBIT C and the Buyer shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares is, and the issuance and sale of the Earnout Shares will be, exempt from the registration requirements of the Securities Act;

            (i) the Buyer shall have received copies of the resignations, effective as of the Closing, of each director and officer of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

            (j) the Buyer shall have received from Dorsey & Whitney LLP, counsel to the Company an opinion in substantially the form attached hereto as EXHIBIT D, addressed to the Buyer dated as of the Closing Date;

            (k) Timothy D. Ryan shall have entered into a lock-up agreement with the Buyer in substantially the form attached hereto as EXHIBIT E;

            (l) Timothy D. Ryan, Scot A. Ross, Jeffrey Hastings and Nieles Larsen shall have entered into employment agreements in substantially the forms attached hereto as EXHIBIT F and shall remain employed by the Company on the Closing Date in the same position in which he or she is employed on the date of this Agreement;

            (m) each of Timothy D. Ryan, Scot A. Ross, Jeffrey Hastings and Nieles Larsen shall have entered into a non-competition agreement in the forms attached hereto as EXHIBIT G;

            (n) the employees identified (by name or percentage) on Schedule 5.2(n) shall remain employed by the Company or the relevant subsidiary of the Company on the Closing Date in the same position in which they are employed on the date of this Agreement, and all such persons who will be hired by Buyer shall have executed customary assignment of invention agreements and other employment related documents satisfactory to the Buyer;

            (o) the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Company and the Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

            (p) the Buyer shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, in a form reasonably satisfactory to the Buyer, dated the Closing Date, to the effect that the Merger and the Final Merger, considered together as a single integrated transaction for United States federal income tax purposes, will qualify as a "reorganization" within the meaning of
Section 368(a) of the Code; provided that if Wilmer Cutler Pickering Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Dorsey & Whitney LLP renders such opinion to the Company; in rendering such opinion, each

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of Wilmer Cutler Pickering Hale and Dorr LLP and Dorsey & Whitney LLP may
require and rely upon representation letters of the Buyer, the Transitory Subsidiary, the Buyer LLC and the Company in such form as is reasonably acceptable to Wilmer Cutler Pickering Hale and Dorr LLP and Dorsey & Whitney LLP, as the case may be;

            (q) the Company shall have entered into written agreements, satisfactory in form and substance to the Buyer, with each of the entities listed on Schedule 5.2(q) attached hereto;

            (r) the Amended and Restated Loan and Security Agreement, dated as of October 1, 2002, between the Company and Manufacturer's Bank shall have been terminated on terms satisfactory to the Buyer;

            (s) the Company shall deliver to the Buyer an instrument in the form attached hereto as EXHIBIT H, which has been executed by all parties thereto; and

            (t) the Company shall have delivered to the Buyer, the Buyer LLC and the Transitory Subsidiary a certificate, in the form attached hereto as
EXHIBIT I, signed by the Company's Chief Financial Officer, certifying that the net sales and gross profit of the Company for the three months ended July 31, 2004 are not less than the amounts set forth on SCHEDULE 5.2(t) attached hereto.

     5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

            (a) the Buyer, if required by the rules of The Nasdaq Stock Market, shall have filed with The Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable in connection with the Merger;

            (b) the Buyer, Transitory Subsidiary and Buyer LLC shall have effected all of the registrations, filings and notices referred to in Section
4.2 that are required by each such entity;

            (c) the representations and warranties of the Buyer, the Transitory Subsidiary and Buyer LLC set forth in the first sentence of Section
3.1 and in Section 3.3 and any representations and warranties of the Buyer, the Transitory Subsidiary and Buyer LLC set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer, the Transitory Subsidiary and Buyer LLC set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

            (d) each of the Buyer, the Transitory Subsidiary and Buyer LLC shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

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

            (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, award, stipulation or injunction would reasonably be expected to (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (f) the Buyer shall have delivered to the Company the Buyer Certificate;

            (g) the Company shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Buyer, the Buyer LLC and the Transitory Subsidiary, an opinion in substantially the form attached hereto as EXHIBIT J, addressed to the Company and dated as of the Closing Date;

            (h) the Company shall have received an opinion from Dorsey & Whitney LLP, in a form reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Merger and the Final Merger, considered together as a single integrated transaction for United States federal income tax purposes, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; in rendering such opinion, Dorsey & Whitney LLP may require and rely upon representation letters of the Buyer, the Transitory Subsidiary, the Buyer LLC and the Company in such form as is reasonably acceptable to Dorsey & Whitney LLP; and the Company Shareholders shall be entitled to rely on the foregoing opinion; and

            (i) the Company shall have received such other certificates and instruments (including certificates of good standing of the Buyer, the Transitory Subsidiary and Buyer LLC in their jurisdiction of organization, certified charter or organizational documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 INDEMNIFICATION BY THE INDEMNIFYING SHAREHOLDERS. From and after the Closing, each of the Indemnifying Shareholders, severally and not jointly, shall indemnify the Buyer (which indemnification shall in no case, other than for fraud, exceed the Indemnifying Shareholders' pro rata share of the Total Merger Consideration) in respect of, and hold it harmless against, any and all Damages incurred or suffered by the Surviving Corporation or the Buyer or any Subsidiary or Affiliate thereof resulting from, relating to or constituting:

            (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company contained in this Agreement, as amended, or contained in any other agreement or instrument furnished by the Company to the Buyer pursuant to this Agreement (including without limitation the certificate to be delivered by the Company at the Closing pursuant to Section 5.2(t) above);

            (b) any failure to perform any covenant or agreement of the Company contained in this Agreement required to be performed at or prior to the Closing or any agreement or instrument furnished by the Company to the Buyer pursuant to this Agreement, required to be so furnished at or prior to the Closing;

            (c) any failure of such Indemnifying Shareholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Indemnifying Shareholder, free and clear of all Security Interests;

            (d) any claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a shareholder (other than the right to receive, in the case of Common Shares, the Per Share Upfront Common Consideration and the Earnout Consideration payable with respect to such Common Share and, in the case of Preferred Shares, the Per Share Preferred Consideration and the Earnout Consideration payable with respect to such Preferred Share, pursuant to this Agreement or appraisal rights under the applicable provisions of the California General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Incorporation or By-laws of the Company; or
(iv) any claim that his, her or its shares were wrongfully repurchased by the Company;

            (e) to the extent the actual Transaction Expenses exceed the estimated Transaction Expenses set forth on the schedules delivered pursuant to
Section 1.3(f);

            (f)    the matters listed on Schedule 6.1(f) attached hereto;

            (g)    [Intentionally omitted.]

            (h) the matter listed on Schedule 6.1(h) attached hereto; provided however that the Indemnifying Shareholders shall have the right to control such litigation at the Buyer's expense, which expenses shall constitute Damages hereunder; provided that indemnification pursuant to this Section 6.1(h) shall be the exclusive remedy of the Buyer with respect to the matter listed on
Schedule 6.1(h); or

            (i)    the matter listed on Schedule 6.1(i) attached hereto.

     6.2 INDEMNIFICATION BY THE BUYER. From and after the Closing, the Buyer and the Buyer LLC shall indemnify the Indemnifying Shareholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Shareholders resulting from, relating to or constituting:

            (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Buyer, the Transitory Subsidiary or the Buyer LLC contained in this Agreement or any other agreement or instrument furnished by the Buyer, the Transitory Subsidiary or the Buyer LLC to the Company pursuant to this Agreement; or

            (b) any failure to perform any covenant or agreement of the Buyer, the Transitory Subsidiary or the Buyer LLC contained in this Agreement or any agreement or instrument furnished by the Buyer, the Transitory Subsidiary or the Buyer LLC to the Company pursuant to this Agreement.

     6.3    INDEMNIFICATION CLAIMS.

            (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; PROVIDED, HOWEVER, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; PROVIDED that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the AD DAMNUM is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 6.3(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third Party Action; PROVIDED that, with respect to each of (i) and (ii) in the foregoing sentence, the Indemnified Party is entitled to be indemnified hereunder with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

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

            (b) In order to seek indemnification under this Article VI, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. If the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to an Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

            (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to an Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such portion of the Escrow Merger Consideration as has an aggregate cash and Buyer Common Stock Value equal to the Claimed Amount),
(ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to an Escrow Agreements, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such portion of the Escrow Merger Consideration as has an aggregate cash and Buyer Common Stock Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. All distributions of the Escrow Merger Consideration to the Buyer under this Section 6.3(c) and Section 6.3(d) shall consist of pro rata portions of each Sub Escrow Account in the applicable Escrow Agreement on deposit with the Escrow Agent based on the ratio that the number of Escrow Shares initially deposited in such Sub Escrow Account bore to the number of Escrow Shares initially deposited in all Sub Escrow Accounts under the applicable Escrow Agreement.

            (d) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall submit the Dispute to binding arbitration. If the Indemnified Party is the Buyer and is seeking to enforce the claim that is the subject of the Dispute pursuant to an Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Merger Consideration shall be distributed to the Buyer and/or the Indemnifying Shareholders (which notice shall be consistent with the terms of the resolution of the Dispute).

            (e) If, as set forth in Section 6.3(d), a Dispute is submitted to binding arbitration, the arbitration shall be conducted by a single arbitrator (the "ARBITRATOR") in accordance with the Commercial Rules in effect from time to time and the following provisions:

                   (i) In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

                   (ii) The parties shall commence the arbitration by jointly filing a written submission with the New York, New York office of the AAA in accordance with Commercial Rule 5 (or any successor provision).

                   (iii) Depositions and other discovery shall be conducted to the extent permitted by the arbitrator in the arbitration.

                   (iv) Not later than 30 days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator's reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 10.11), provided that the Arbitrator shall have no power or authority to grant injunctive relief, specific performance or other equitable relief.

                   (v) The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 6.3(e), or (y) address or resolve any issue not submitted by the parties.

                   (vi) In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

            (f) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation with the consent from the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed (but with it being understood that the giving of such consent shall not prejudice the ability of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification with respect to such matter or in any manner operate as a presumption that the Indemnifying Party concurred that the amount at issue or paid was reasonable or appropriate), (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

            (g) For purposes of this Section 6.3 and the second and third sentences of Section 6.4, (i) if the Indemnifying Shareholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Shareholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives may only take action by unanimous consent and shall have full power and authority on behalf of each Indemnifying Shareholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Shareholders under this Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Shareholder for any action taken or omitted on behalf of the Indemnifying Shareholders pursuant to this Article VI.

            (h) With respect to each Tax Matter for which there is a Final Determination, within three days following such Final Determination, the Buyer and the Indemnification Representative shall deliver to the Escrow Agent a written notice executed by both parties (A) if a notice is not otherwise provided pursuant to Section 6.3(c) or Section 6.3(d), instructing the Escrow Agent to distribute to the Buyer such portion of the Tax Escrow Merger Consideration as has an aggregate value equal to the Damages, if any, relating to such Tax Matter and (B) instructing the Escrow Agent to distribute to the Indemnifying Shareholders, the amount, if any, by which (i) the Tax Escrow Merger Consideration remaining in escrow after the distribution to the Buyer of the Damages related to such Tax Matter exceeds (ii) $500,000 plus the aggregate Tax Escrow Merger Consideration reserved, as set forth on Schedule 6.1(f), with respect to the Tax Matters for which there has not been a Final Determination as of such date. For the purpose of this Section 6.3(h), "Final Determination" shall mean the first to occur of:

            1. any written notice from or agreement with the appropriate Governmental Entity resolving the particular Tax Matter;

            2. a decision, judgment, decree, or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

            3. the execution of a closing agreement under Section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions;

            4. any other final disposition of the Tax liability for such period by reason of the expiration of the applicable statute of limitations; or

            5. any other event that the Buyer and the Indemnification Representative agree in writing is a final and irrevocable determination of the liability at issue.

Notwithstanding the foregoing, in the event no Final Determination has been made with respect to the Tax Matter set forth in Schedule 6.1(f)(2), on April 30, 2006, the amount reserved for such Tax Matter shall be reduced to $175,000 and the Indemnification Representatives shall deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute to the Indemnifying Shareholders, the amount, if any, by which (i) the Tax Escrow Merger Consideration remaining in escrow (as such reserves may have been adjusted) exceeds (ii) $500,000 plus the aggregate Tax Escrow Merger Consideration reserved, as set forth on Schedule 6.1(f) (as such reserves may have been adjusted), with respect to the Tax Matters for which there has not been a Final Determination as of such date.

     6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties that are covered by the indemnification obligations in Section 6.1(a) and Section 6.2(a) shall (a) survive the Closing and (b) shall expire on September 30, 2005 (it being understood that the Buyer may recover from the Set-Off Amount on or before March 31, 2006, but only in the event a Claim Notice is given on or before September 30, 2005), except that (i) the representations and warranties set forth in Sections 2.2, 2.3, 3.2 and 3.3 shall survive the Closing without limitation, and (ii) the representations and warranties set forth in Section 2.9 shall survive until 90 days following expiration of all applicable statutes of limitation (as such periods may be extended by regulatory or other enforcement action). If, and only if, an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Merger Consideration has been retained in escrow after the applicable Termination Date (as defined in the applicable Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Merger Consideration to the Indemnifying Shareholders in accordance with the terms of such Escrow Agreement. The rights to indemnification set forth in this Article VI shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date (including through supplements to the Disclosure Schedule permitted by Section 4.6), with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

     6.5    LIMITATIONS.

            (a)    Notwithstanding anything to the contrary herein:

                   (i) no individual claim (or series of related claims) for indemnification under Sections 6.1(a) or 6.1(i) shall be valid and assertable unless it is (or they are) for an amount in excess of $20,000,

                   (ii) (A) the aggregate liability of the Indemnifying Shareholders for Damages under Sections 6.1(a), 6.1(h), and 6.1(i) shall not exceed the Escrow Merger Consideration (as such amount may have been adjusted from time to time as a result of sales of shares of Buyer Common Stock held in the Escrow Agreements) and the Set-Off Amount, less any amounts previously distributed to such Indemnifying Shareholders pursuant to the terms of the Escrow Agreements and (B) the individual liability of each Indemnifying Shareholder for Damages under Sections 6.1(a), 6.1(h), and 6.1(i) shall not exceed the amounts remaining in such Indemnifying Shareholder's Sub Escrow Account (as such amounts may have been adjusted from time to time as a result of sales of shares of Buyer Common Stock held in the such Indemnifying Shareholder's Sub Escrow Account) and such Indemnifying Shareholder's pro rata portion of the Set-Off Amount, less any amounts previously distributed to such Indemnifying Shareholder pursuant to the terms of the Escrow Agreements,

                   (iii) the Indemnifying Shareholders shall not be liable under Sections 6.1(a) (other than with respect to claims relating to a breach of the representations and warranties set forth in Section 2.9) or 6.1(i) unless and until the aggregate Damages for which they would otherwise be liable under Sections 6.1(a) and 6.1(i) exceed $1,000,000 (at which point the Indemnifying Shareholders shall become liable for the aggregate Damages under Sections 6.1(a) and 6.1(i) (subject to the limitations in Section 6.5(a)(ii) above), and not just amounts in excess of $1,000,000),

                   (iv) (A) the Indemnifying Shareholders shall not be liable under Sections 6.1(a) with respect to claims relating to a breach of the representations and warranties set forth in Section 2.9 unless and until the aggregate Damages for which they would otherwise be liable under Sections 6.1(a) with respect to claims relating to a breach of the representations and warranties set forth in Section 2.9 (without regard to the materiality qualifier contained in the first sentence of Section 2) exceed $500,000 (at which point the Indemnifying Shareholders shall become liable for the aggregate Damages under Sections 6.1(a) with respect to claims relating to a breach of the representations and warranties set forth in Section 2.9 (without regard to the materiality qualifier contained in first sentence of Section 2) and not just amounts in excess of $500,000), and (B) any Damages for which the Indemnifying Shareholders become liable under Section 6.1(a) with respect to claims relating to a breach of the representations and warranties set forth in Section 2.9 shall not be counted towards determining whether the $1,000,000 threshold set forth in
Section 6.5(a)(iii) has been exceeded,

                   (v)    subject to the further limitations set forth in
Section 6.5(a)(vi) below applicable to the Preferred Shareholders, each Indemnifying Shareholder shall only be liable for his, her or its pro rata share of Damages (based on the amount of the Initial Per Share Consideration received by such Indemnifying Shareholder as a percentage of the aggregate Initial Per Share Consideration); provided that to the extent that the Buyer is no longer entitled to collect Damages from an Indemnifying Shareholder pursuant to Section 6.5(a)(vi) each remaining Indemnifying Shareholder shall be liable for his, her or its pro rata share of the remaining Damages based on the amount of the Initial Per Share Consideration received by such remaining Indemnifying Shareholder as a percentage of the aggregate Initial Per Share Consideration received by all of the remaining Indemnifying Shareholders; but in no event shall an Indemnifying Shareholder be liable for Damages under any provision of this Agreement in excess of the Total Merger Consideration received by such Indemnifying Shareholder, and

                   (vi) with respect to the Preferred Shareholders, such Indemnifying Shareholder's aggregate liability for Damages pursuant to this
Article VI, except for Damages pursuant to Section 6.1(c) relating to such Indemnifying Shareholder's Preferred Shares, shall not exceed any amounts remaining in such Preferred Shareholder's Sub Escrow Account under the General Escrow Agreement and shall be payable solely from such Preferred Shareholder's Sub Escrow Account and solely with respect to a Claim Notice or an Expected Claim Notice delivered prior to September 30, 2005;

provided that the limitations set forth in clauses (i), (ii) and (iii) of this
Section 6.5(a) shall not apply to a claim pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.2, 2.3 or 2.9.

            (b) Notwithstanding anything to the contrary herein, (i) no individual claim (or series of related claims) for indemnification under Section 6.2(a) shall be valid and assertable unless it is (or they are) for an amount in excess of $20,000, (ii) the aggregate liability of the Buyer for Damages under
Section 6.2(a) shall not exceed $11,250,000 plus the Set-Off Amount, and (iii) the Buyer shall not be liable under Section 6.2(a) unless and until the aggregate Damages for which it would otherwise be liable under Section 6.2(a) exceed $1,000,000 (at which point the Buyer shall become liable for the aggregate Damages under Section 6.2(a), and not just amounts in excess of $1,000,000); provided that the limitations set forth in clauses (i) and (iii) of this sentence shall not apply to a claim pursuant to Section 6.2(a) relating to a breach of the representations and warranties set forth in Sections 3.2 or 3.3.

            (c) The General Escrow Agreement and the Set-Off Amount are intended to secure the indemnification obligations of the Indemnifying Shareholders under this Agreement. In addition to the General Escrow Agreement and Set-Off Amount, the Tax Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Shareholders pursuant to Section 6.1(a) (but only with respect to breaches of the representations and warranties set forth in Section 2.9) and Section 6.1(f). However, the rights of the Buyer under Section 6.1(a) relating to a breach of the representations set forth in Sections 2.2, 2.3 and 2.9, and under Sections 6.1(b), (c), (d), (e) and (f) shall not be limited to the Escrow Merger Consideration and the Set-Off Amount nor shall the Escrow Agreements and the Set-Off Amount be the exclusive means for the Buyer to enforce such rights and instead the aggregate liability of the Indemnifying Shareholders for Damages with respect to such matters shall not exceed an amount equal to 100% of the Total Merger Consideration received by such Indemnifying Shareholder; provided that (i) the Buyer shall not attempt to collect any Damages directly from the Indemnifying Shareholders except to the extent that the General Escrow Merger Consideration held in escrow pursuant to the General Escrow Agreement is less than such Damages and (ii) the Buyer shall not

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attempt to collect any Damages pursuant to Section 6.1(f) from the Escrow Merger
Consideration held in escrow pursuant to the General Escrow Agreement or the Set-Off Amount except to the extent that the Tax Escrow Merger Consideration held in escrow pursuant to the Tax Escrow Agreement is less than such Damages. The indemnification obligations of the Indemnifying Shareholders pursuant to
Section 6.1(f) shall expire on the third anniversary of the Closing Date. If, and only if, an Indemnified Party delivers to an Indemnifying Party, on or before the third anniversary of the Closing Date, a Claim Notice or an Expected Claim Notice for one or more claims pursuant to Section 6.1(f), then the indemnification obligations pursuant to 6.1(f) shall survive until, but only for purposes of, the resolution of the matter or matters covered by such Claim
Notice or Expected Claim Notice.

            (d) The indemnification obligations of the Indemnifying Shareholders pursuant to Sections 6.1(b) and 6.1(e) shall survive until September 30, 2005; provided, that if, and only if, an Indemnified Party delivers to an Indemnifying Party, on or before September 30, 2005, a Claim Notice or an Expected Claim Notice for one or more claims pursuant to Section 6.1(b) or Section 6.1(e), then the indemnification obligations pursuant to
Section 6.1(b) or Section 6.1(e) shall survive until, but only for purposes of, the resolution of the matter or matters covered by such Claim Notice or Expected Claim Notice.

            (e) The indemnification obligations of the Indemnifying Shareholders pursuant to Section 6.1(d) shall survive until the second anniversary of the Closing Date; provided, that if, and only if, an Indemnified Party delivers to an Indemnifying Party, on or before the second anniversary of the Closing Date, a Claim Notice or an Expected Claim Notice for one or more claims pursuant to Section 6.1(d), then the indemnification obligations pursuant to Section 6.1(d) shall survive until, but only for purposes of, the resolution of the matter or matters covered by such Claim Notice or Expected Claim Notice.

            (f) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article VI and the Escrow Agreements shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

            (g) No Indemnifying Shareholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

     6.6 TAX AUDITS, CLAIMS, ETC.. In the event any taxing authority informs the Indemnification Representatives, on the one hand, or Buyer or the Company (or any of its Subsidiaries), on the other hand, of any notice of any proposed audit, examination, adjustment, claim, assessment, proposed adjustment, or demand concerning the amount of Taxes of the Company due or payable for any period prior to the Closing Date ("TAX AUDIT"), the party so informed shall notify the other party of such matter within five business days after receiving such notice. Any notice shall contain any material factual information (to the extent known) describing any asserted Tax liability and shall be accompanied by any written notice or other document received from the applicable taxing authority with respect to such matter. No failure

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or delay in informing the other party shall reduce or otherwise affect the obligations or liabilities of the Indemnifying Shareholders or Buyer hereunder, except to the extent such failure or delay shall have adversely affected the indemnifying party's ability to defend against any liability or claim with respect to Taxes for which such party may be liable hereunder. The Buyer shall have the right to control any Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Company and the Subsidiaries; provided that, with respect to any item the adjustment of which may cause the Indemnifying Shareholders to become obligated to make any indemnification payment under this Agreement, the Buyer shall consult with the Indemnification Representatives with respect to the Tax Audit and the proposed adjustment and shall provide the Indemnification Representatives with copies of all correspondence sent or received by the Buyer with respect thereto, and the Buyer shall not unreasonably to the disadvantage of Indemnifying Shareholders settle or resolve any such item.

     6.7 TAX TREATMENT OF INDEMNITY PAYMENTS. The parties to this Agreement agree to treat any indemnity payments made pursuant to Article VI as an adjustment to the Total Merger Consideration for federal, state, local and foreign income Tax purposes.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

     7.1 REGISTRATION OF SHARES. Assuming the availability of all required information from the Company (including without limitation all required financial statements which shall be delivered within 15 calendar days after the Closing), The Buyer will file the Shareholder Registration Statement with the SEC within the later of (i) 30 calendar days after the Closing and (ii) 15 calendar days after the delivery of all required information from the Company (including without limitation all required financial statements). The Buyer shall use its Reasonable Best Efforts to cause the Shareholder Registration Statement to be declared effective by the SEC as soon as practicable. The Buyer shall cause the Shareholder Registration Statement to remain effective until either (A) the later of (i) the date one year after the issuance of the last Earnout Shares, if any, issued by the Buyer pursuant to Section 1.10 of this Agreement or (ii) two years following the Effective Time; or (B) such earlier time as all of the Merger Shares and Earnout Shares (the "REGISTRABLE SECURITIES") covered by the Shareholder Registration Statement have been sold pursuant thereto.

     7.2    LIMITATIONS ON REGISTRATION RIGHTS.

            (a)    The Buyer may, by written notice to the Company Shareholders,
(i) delay the filing or effectiveness of the Shareholder Registration Statement or (ii) suspend the Shareholder Registration Statement after effectiveness and require that the Company Shareholders immediately cease sales of shares pursuant to the Shareholder Registration Statement, in the event that (A) the Buyer files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities or (B) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer

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

under the Securities Act in connection with the Shareholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations, provided that the Buyer may take the actions described in the foregoing clauses (i) and (ii) for a maximum of 30 trading days within any period of 12 consecutive months.

            (b) If the Buyer delays or suspends the Shareholder Registration Statement or requires the Company Shareholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Shareholder Registration Statement and/or give written notice to all Company Shareholders authorizing them to resume sales pursuant to the Shareholder Registration Statement. If as a result thereof the prospectus included in the Shareholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Shareholders given pursuant to this paragraph (b), and the Company Shareholders shall make no offers or sales of shares pursuant to the Shareholder Registration Statement other than by means of such revised prospectus.

     7.3    REGISTRATION PROCEDURES.

            (a) In connection with the filing by the Buyer of the Shareholder Registration Statement, the Buyer shall furnish to each Company Shareholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

            (b) The Buyer shall use its Reasonable Best Efforts to register or qualify the shares of Buyer Common Stock covered by the Shareholder Registration Statement under the securities laws of each state of the United States; PROVIDED, HOWEVER, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

            (c) If the Buyer has delivered preliminary or final prospectuses to the Company Shareholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Shareholders and, if requested by the Buyer, the Company Shareholders shall immediately cease making offers or sales of shares under the Shareholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Shareholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Shareholders shall be free to resume making offers and sales under the Shareholder Registration Statement.

            (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, reasonable fees and expenses (not to exceed an aggregate of $10,000) of one firm of counsel retained to represent all Company Shareholders, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Shareholders in connection

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with sales under the Shareholder Registration Statement and (ii) the fees and expenses of any other counsel retained by Company Shareholders.

     7.4 REQUIREMENTS OF COMPANY SHAREHOLDERS. The Buyer shall not be required to include any Merger Shares or Earnout Shares in the Shareholder Registration Statement unless:

            (a) the Company Shareholder owning such shares furnishes to the Buyer in writing such information regarding such Company Shareholder and the proposed sale of the Merger Shares and the Earnout Shares by such Company Shareholder as the Buyer may reasonably request in writing in connection with the Shareholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

            (b) such Company Shareholder shall have provided to the Buyer its written agreement: to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Shareholder Registration Statement made in reliance upon and in conformity with a written statement by such Company Shareholder furnished pursuant to this Section 7.4.

     7.5 INDEMNIFICATION. The Buyer agrees to indemnify and hold harmless each Company Shareholder whose shares are included in the Shareholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Company Shareholder may become subject insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon
(a) any violation of applicable securities laws by the Buyer or any of its affiliates or (b) any untrue statement of a material fact contained in the Shareholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer in writing by or on behalf of a Company Shareholder for use in the Shareholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 7.5.

     7.6 ASSIGNMENT OF RIGHTS. A Company Shareholder may not assign any of its rights under this Article VII except in connection with the transfer of some or all of his, her or its Merger Shares or Earnout Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, limited liability company or corporation, to its partners, members or stockholders, respectively, pursuant to a pro rata distribution of its Merger Shares and Earnout Shares, PROVIDED each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VII.

                                  ARTICLE VIII
                                   TERMINATION

     8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Closing (whether before or after Requisite Shareholder Approval), as provided below:

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            (a)    the Parties may terminate this Agreement by mutual written consent;

            (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

            (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (c) or (d) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

            (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the stockholders of the Company have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Shareholder Approval;

            (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before August 31, 2004 (unless the failure to close results primarily from a breach by the Buyer, the Transitory Subsidiary or Buyer LLC of any representation, warranty or covenant contained in this Agreement); or

            (f) the Company may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before August 31, 2004 (unless the failure to close results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

     8.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                   ARTICLE IX
                                   DEFINITIONS

     For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

     "AAA" shall mean the American Arbitration Association.

     "AFFILIATE" shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

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     "AGREED AMOUNT" shall mean part, but not all, of the Claimed Amount that the Indemnifying Party and the Indemnified Parties agree in writing shall be due and payable.

     "ARBITRATOR" shall have the meaning set forth in Section 6.3(e).

     "BUSINESS UNIT" shall mean that portion of the business and operations of the branch, division, legal entity or operating unit of the Buyer representing the former business and operations of the Company.

     "BUYER" shall have the meaning set forth in the first paragraph of this Agreement.

     "BUYER CERTIFICATE" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Buyer, the Transitory Subsidiary or Buyer
LLC) of Section 5.3 is satisfied in all respects.

     "BUYER COMMON STOCK" shall mean the shares of common stock, $.01 par value per share, of the Buyer.

     "BUYER COMMON STOCK VALUE" shall mean $47.263 per share.

     "BUYER LLC" shall have the meaning set forth in the first paragraph of this Agreement.

     "BUYER MATERIAL ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, prospects, condition (financial or other) or results of operations of the Buyer; PROVIDED, HOWEVER, such material adverse change, event, circumstance, development or effect shall exclude any change, effect, event, occurrence, state of facts or development (individually or in the aggregate) generally affecting the industry in which the Buyer operates or attributable to conditions affecting the U.S. economy as a whole or the capital markets in general and which does not disproportionately affect the Buyer; and PROVIDED FURTHER that fluctuations in the trading prices or volumes of the Buyer Common Stock on The Nasdaq National Market shall not in any event constitute a Buyer Material Adverse Effect. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Buyer Material Adverse Effect.

     "BUYER REPORTS" shall mean (a) the Buyer's Annual Reports on Form 10-K for the fiscal years ended December 31, 2002 and December 31, 2003, as filed with SEC, and (b) all other reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since January 1, 2003.

     "CARRY-FORWARD EARNOUT" shall mean the earnout described in section 1.10(a)(iii).

     "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

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

     "CERTIFICATES" shall mean stock certificates that, immediately prior to the Effective Time, represented Company Shares converted into, in the case of Common Shares, the Per Share Upfront Common Consideration and Earnout Consideration payable to the Common Shareholders and, in the case of Preferred Shares, the Per Share Preferred Consideration and Earnout Consideration payable to the Preferred Shareholders (including any Company Shares referred to in the last sentence of Section 1.6(a)).

     "CHANGE IN CONTROL" shall mean shall mean a change in ownership or control of the Buyer effected through any of the following transactions: (i) a merger, consolidation or other reorganization in which securities representing more than 50% of the total combined voting power of the Buyer's outstanding securities are beneficially owned, directly or indirectly, by a person or persons different from the person or persons who beneficially owned those securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Buyer's assets to a person or entity other than one that directly or indirectly controls, is controlled by, or is under common control with, the Buyer; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Buyer or a person that directly or indirectly controls, is controlled by, or is under common control with, the Buyer), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Buyer's outstanding securities from a person or persons other than the Buyer.

     "CLAIM NOTICE" shall mean written notification which contains (i) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

     "CLAIMED AMOUNT" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

     "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     "CLOSING DATE" shall mean the date two business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V), or such other date as may be mutually agreeable to the Parties.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMERCIAL RULES" shall mean the Commercial Arbitration Rules of the AAA.

     "COMMON EARNOUT HOLDERS" shall have the meaning set forth in Section
1.10(a).

     "COMMON SHAREHOLDERS" shall mean the holders of record of the Common Shares immediately prior to the Effective Time.

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     "COMMON SHARES" shall mean the shares of common stock, no par value, of the
Company.

     "COMMON STOCK EQUIVALENTS" shall mean the sum of (a) the number of outstanding Common Shares as of the date hereof and (b) the Option Shares.

     "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

     "COMPANY CERTIFICATE" shall mean a certificate to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a) through
(f) (insofar as clause (f) relates to Legal Proceedings involving the Company or a Subsidiary) of Section 5.2 is satisfied in all respects.

     "COMPANY CLOSING MATERIAL ADVERSE EFFECT" shall mean the occurrence of a Company Material Adverse Effect; PROVIDED HOWEVER, that a Company Material Adverse Effect shall not be deemed to be a Company Closing Material Adverse Effect if caused by or resulting from: (a) any change, effect, event, occurrence, state of facts or development (individually or in the aggregate) generally affecting the industry in which the Company and the Subsidiaries operate or attributable to conditions affecting the U.S. economy as a whole or the capital markets in general and which does not disproportionately affect the Company and the Subsidiaries, taken as a whole; (b) acts of God, war or terrorism; or (c) any changes as the result of actions taken by the Buyer or affiliates of the Buyer other than in furtherance of the transactions contemplated by this Agreement.

     "COMPANY INTELLECTUAL PROPERTY" shall mean the Intellectual Property owned by or licensed to the Company or a Subsidiary and covering, incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

     "COMPANY MATERIAL ADVERSE EFFECT" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole; PROVIDED, HOWEVER, such material adverse change, event, circumstance, development or effect shall exclude any change, effect, event, occurrence, state of facts or development (individually or in the aggregate) generally affecting the industry in which the Company and the Subsidiaries operate or attributable to conditions affecting the U.S. economy as a whole or the capital markets in general and which does not disproportionately affect the Company and the Subsidiaries, taken as a whole. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

     "COMPANY PLAN" shall mean any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate.

     "COMPANY SHARES" shall mean the Common Shares and the Preferred Shares together.

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     "COMPANY SHAREHOLDERS" shall mean the shareholders of record of the Company immediately prior to the Effective Time.

     "COMPANY STOCK PLAN" shall mean any stock option plan or other stock or equity-related plan of the Company.

     "CONTROLLING PARTY" shall mean the party controlling the defense of any Third Party Action.

     "CUSTOMER DELIVERABLES" shall mean (a) the products that the Company or any Subsidiary (i) currently manufactures, markets, sells or licenses or (ii) has manufactured, marketed, sold or licensed within the previous two years and (b) the services that the Company or any Subsidiary (i) currently provides or (ii) has provided within the previous two years.

     "DAMAGES" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, fixed or otherwise, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) and tribunal awards of compensation, other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Indemnified Party and the Indemnifying Party as set forth in Section 6.3(e)(vi), and net of any amounts received by a Party under insurance policies on account of the matter resulting in such Damages.

     "DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer.

     "DISCLOSURE STATEMENT" shall mean a written information statement prepared by the Company and Buyer containing the information prescribed by Section 4.3(a) and incorporating certain information provided by the Company and the Buyer.

     "DISPUTE" shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

     "DISSENTING SHARES" shall mean Company Shares held as of the Effective Time by a Company Shareholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Chapter 13 of the California General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time.

     "EARNOUT ARBITRATOR" shall mean an independent nationally recognized accounting firm selected in writing by the Earnout Representatives and the Buyer, or if the Earnout Representatives and the Buyer shall fail or refuse to select a firm within ten calendar days after written request therefor by the Earnout Representatives or the Buyer, such independent nationally accounting firm shall be selected in accordance with Commercial Rule 5.

     "EARNOUT CONSIDERATION" shall have the meaning set forth in Section
1.10(a).

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     "EARNOUT DISPUTE NOTICE" shall mean a written notice delivered to the Buyer by the Earnout Representatives of the amount, nature and basis of a dispute of the Buyer's determination of the Gross Profits pursuant to Section 1.10 of this Agreement.

     "EARNOUT DISTRIBUTION DATES" shall mean collectively, the First Earnout Distribution Date and the Second Earnout Distribution Date.

     "EARNOUT EQUIVALENTS" shall mean the sum of (i) the number of outstanding Common Shares immediately prior to the Effective Time multiplied by the Option Exchange Ratio, plus (ii) the number of shares of Buyer Common Stock issued upon exercise of Options after the Effective Time and prior to the applicable Earnout Distribution Date (not including with respect to the Second Earnout Distribution Date (A) any shares of Buyer Common Stock delivered pursuant to Section 1.10(f)(ii) on the First Earnout Distribution Date or (B) any shares of Buyer Common Stock issued as a result of an increase pursuant to Section 1.10(f)(iii) on the First Earnout Distribution Date in the number of shares of Buyer Common Stock subject to Options), plus (iii) the number of shares of Buyer Common Stock subject to outstanding Options as of the applicable Earnout Distribution Date (not including with respect to the Second Earnout Distribution Date any shares of Buyer Common Stock issuable as a result of an increase pursuant to Section 1.10(f)(iii) on the First Earnout Distribution Date in the number of shares of Buyer Common Stock subject to Options).

     "EARNOUT HOLDERS" shall mean the Preferred Shareholders and the Common Earnout Holders.

     "EARNOUT REPRESENTATIVES" shall mean Timothy D. Ryan and Scot A. Ross.

     "EARNOUT SHARES" shall mean the shares of Buyer Common Stock issued by the Buyer as part of the Earnout Consideration, including any additional shares of Buyer Common Stock that become subject to Options pursuant to Section 1.10(f)(iii).

     "EARNOUT SHORTFALL" shall equal $34,000,000 less the Gross Profits of the Business Unit during Fiscal 2005.

     "EARNOUT VALUE" shall mean the average of the last reported sale prices per share of the Buyer Common Stock on The Nasdaq National Market over the 10 consecutive trading days ending two trading days before any such Earnout Shares are issued (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the beginning of such 10-day period).

     "EFFECTIVE TIME" shall mean the time at which the Surviving Corporation files the Merger Filings with the Secretary of State of the State of California.

     "EMPLOYEE BENEFIT PLAN" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement, arrangement, promise or assurance involving direct or indirect compensation, including insurance coverage, severance benefits, retirement benefits, death benefits, disability benefits, deferred compensation, bonuses, restricted

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stock, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

     "ENVIRONMENTAL LAW" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wildlife, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles containing Materials of Environmental Concern; and (ix) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

     "ESCROW AGREEMENTS" shall mean collectively the General Escrow Agreement and the Tax Escrow Agreement.

     "ESCROW AGENT" shall mean U.S. Bank National Association Corporate Trust Services.

     "ESCROW MERGER CONSIDERATION" shall have the meaning set forth in Section 1.5(e).

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXPECTED CLAIM NOTICE" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article VI.

     "FINAL MERGER" shall have the meaning set forth in the second paragraph of this Agreement.

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     "FINANCIAL STATEMENTS" shall mean:

            (a) the audited consolidated balance sheets and statements of income, changes in stockholders" equity and cash flows of the Company as of the end of and for each of the last three fiscal years, and

            (b) the Most Recent Balance Sheet and the unaudited consolidated statements of income, changes in stockholders" equity and cash flows for the three months ended as of the Most Recent Balance Sheet Date.

     "FIRST EARNOUT" shall mean the earnout described in section 1.10(a)(i).

     "FIRST EARNOUT DISTRIBUTION DATE" shall have the meaning set forth in
Section 1.10(b).

     "FISCAL 2005" shall mean the twelve months ending January 31, 2005.

     "GENERAL ESCROW AGREEMENT" shall mean an escrow agreement in substantially the form attached hereto as EXHIBIT K.

     "GENERAL ESCROW MERGER CONSIDERATION" shall have the meaning set forth in
Section 1.5(e).

     "GAAP" shall mean United States generally accepted accounting principles.

     "GOVERNMENTAL ENTITY" shall mean any court, arbitrational or other tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

     "GROSS PROFITS OF THE BUSINESS UNIT" shall mean the revenue of the Business Unit (or any other legal entity, division or operating unit of Buyer) recognized from (i) sales or licenses of the products or technologies of the Company which existed prior to the Merger, together with new products incorporating such products or technologies or subsequently developed in the Business Unit (collectively, the "Business Unit Products"), and (ii) sales or licenses of any Business Unit Products bundled with other products or technologies of Buyer, in each case less the associated cost of goods sold and as determined by the Buyer and reviewed by the Buyer's independent auditors in accordance with GAAP applied on a basis consistent with the Buyer's practices; PROVIDED that the policies set forth on Schedule 8 shall be applied for the purposes of calculating the Gross Profits of the Business Unit and that no revenues shall be recognized by the Business Unit for sales of any Business Unit Products to any potential Earnout Holder or any of their respective Affiliates or family members. To the extent that any Business Unit Products are bundled with other products or technologies of the Buyer, the revenue associated with the Business Unit Products will equal
(i) the aggregate actual sales price of the Business Unit Product and all of the bundled products and technologies of the Buyer sold with such Business Unit Product multiplied by (ii) the percentage the retail sales price such Business Unit Product represents of the aggregate retail sales price of such Business Unit Product and all of the bundled products and technologies of the Buyer sold with such Business Unit Product.

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

     "HART-SCOTT-RODINO ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEMNIFICATION REPRESENTATIVES" shall mean Timothy D. Ryan and Summit Ventures V L.P. (acting through its designee, who shall be C.J. Fitzgerald until such time as the Buyer is informed in writing of a different designee); provided that, for purposes of (a) the Tax Escrow Agreement and (b) handling all indemnification claims and related matters initiated after September 30, 2005 (except for claims relating to Damages pursuant to Section 6.1(c) relating to a Preferred Shareholder's Preferred Shares), Indemnification Representatives shall mean Timothy D. Ryan and Scot A. Ross.

     "INDEMNIFIED PARTY" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VI.

     "INDEMNIFYING PARTY" shall mean the party from whom indemnification is sought by the Indemnified Party.

     "INDEMNIFYING SHAREHOLDERS" shall mean the holders of Common Shares and Preferred Shares receiving consideration pursuant to Section 1.5.

     "INITIAL PER SHARE CONSIDERATION" shall have the meaning set forth in
Section 1.5(e).

     "INITIAL PER SHARE PREFERRED CONSIDERATION shall have the meaning set forth in Section 1.5(e).

     "INITIAL PER SHARE UPFRONT COMMON CONSIDERATION" shall have the meaning set forth in Section 1.5(e).

     "INTELLECTUAL PROPERTY" shall mean all:

            (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations;

            (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof;

            (c) copyrights and registrations and applications for registration thereof;

            (d) mask works and registrations and applications for registration thereof;

            (e)    computer software, data and documentation;

            (f) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable

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

works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information;

            (g) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and

            (h)    copies and tangible embodiments thereof.

     "INTERNAL SYSTEMS" shall mean the internal systems of the Company or any Subsidiary that are used in its business or operations, including computer hardware systems, software applications and embedded systems.

     "LEASE" shall mean any lease or sublease pursuant to which the Company or a Subsidiary leases or subleases from another party any real property.

     "LEGAL PROCEEDING" shall mean any action, suit, proceeding, claim, arbitration or investigation before or by any Governmental Entity or before any arbitrator.

     "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

     "MERGER" shall have the meaning set forth in the second paragraph of this Agreement.

     "MERGER FILINGS" shall mean the Merger Agreement in the form attached hereto as EXHIBIT M, together with the required officers' certificates and the certificates of satisfaction from the California Franchise Tax Board for the Transitory Subsidiary and the Company, prepared and executed in accordance with
Section 1103 of the California General Corporation Law.

     "MERGER SHARES" shall mean the shares of Buyer Common Stock issued pursuant to Section 1.5(a) and 1.5(b).

     "MOST RECENT BALANCE SHEET" shall mean the unaudited consolidated balance sheet of the Company as of the Most Recent Balance Sheet Date.

     "MOST RECENT BALANCE SHEET DATE" shall mean April 30, 2004.

     "NON-CONTROLLING PARTY" shall mean the party not controlling the defense of any Third Party Action.

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

     "OPEN SOURCE MATERIALS" means all software or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License
(SISL) and the Apache License.

     "OPTION" shall mean each option to purchase or acquire Common Shares, whether issued by the Company pursuant to the Option Plan or otherwise.

     "OPTION EXCHANGE RATIO" shall mean the Per Share Upfront Common Consideration divided by the Buyer Common Stock Value.

     "OPTION PLAN" shall mean the Company's 2002 Stock Option/Stock Issuance
Plan.

     "OPTION SHARES" shall mean the number of Common Shares issuable upon exercise of Options (whether vested or unvested) outstanding as of the date hereof.

     "ORDINARY COURSE OF BUSINESS" shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

     "PARTIES" shall mean the Buyer, the Transitory Subsidiary and the Company.

     "PERMITS" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

     "PER SHARE PREFERRED CONSIDERATION" shall mean an amount equal to the result obtained by dividing (a) the Total Preferred Consideration by (b) the number of Preferred Shares outstanding immediately prior to the Effective Time.

     "PER SHARE UPFRONT COMMON CONSIDERATION" shall mean an amount equal to the result obtained by dividing (a) the Upfront Common Consideration by (b) the Common Stock Equivalents.

     "POST-SIGNING EXPENSE ADJUSTMENT" shall mean the Transaction Expenses less $3,180,000.

     "PREFERRED SHAREHOLDERS" shall mean the holders of record of the Preferred Shares immediately prior to the Effective Time.

     "PREFERRED SHARES" shall mean the shares of preferred stock, no par value, of the Company.

     "REASONABLE BEST EFFORTS" shall mean best efforts, to the extent commercially reasonable.

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

     "REGISTRABLE SECURITIES" shall have the meaning set forth in Section 7.1.

     "REQUISITE SHAREHOLDER APPROVAL" shall mean the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (after giving effect to the conversion into Common Shares of all outstanding Preferred Shares) and a majority of the votes represented by the outstanding Preferred Shares entitled to vote on this Agreement and the Merger.

     "RESPONSE" shall mean a written response containing the information provided for in Section 6.3(c).

     "RETAINED EMPLOYEES" shall have the meaning set forth in Section 4.12.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECOND EARNOUT" shall mean the earnout described in section 1.10(a)(ii).

     "SECOND EARNOUT DISTRIBUTION DATE" shall have the meaning set forth in
Section 1.10(b).

     "SECOND EARNOUT PERIOD" shall mean the period beginning October 1, 2004 and ending December 31, 2005.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SECURITY INTEREST" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company.

     "SET-OFF AMOUNT" shall mean $5,625,000 of the Earnout Consideration valued, in the case of any Earnout Shares constituting part of the Set-Off Amount, at the Earnout Value.

     "SHAREHOLDER REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 filed in accordance with and pursuant to Rule 415 of the Securities Act (or if the Buyer is not eligible to file a registration on Form S-3, a registration statement on Form S-1 or its successor form) covering the resale to the public by the Company Shareholders of the Registrable Securities.

     "SOFTWARE" shall mean any of the software owned by the Company or a Subsidiary.

     "STOCK CONSIDERATION REQUIREMENT" shall mean, as of the Closing Date and any other relevant date, that the Buyer Common Stock issued to Company Shareholders in exchange for their Common Shares and Preferred Shares (excluding all Buyer Common Stock held in escrow, subject to an earn-out or issued with respect to options or other rights to acquire Company capital stock) shall consist of 45.25% or more of the fair market value of the aggregate consideration paid to Company Shareholders (excluding all consideration held in escrow, subject to an earn-out or paid with respect to options or other rights to acquire Company capital stock) as of such date in exchange for their Common Shares or Preferred Shares. For the purpose of this definition, the fair market value of the Buyer Common Stock issued on the Closing Date shall be the closing price for the Buyer Common Stock on the trading day immediately preceding the Closing Date and the fair market value of the Buyer Common Stock delivered from an escrow or as payment under an earnout shall be the lower of the closing price on the trading day immediately preceding the Closing Date and the closing price for the trading day immediately preceding the date of delivery of such stock to the Company Shareholders.

     "SUB ESCROW ACCOUNT" shall have the meaning set forth in Section 1.5(e).

     "SUBSIDIARY" shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

     "SURVIVING CORPORATION" shall mean the Company, as the surviving corporation in the Merger.

     "TAX AUDIT" shall have the meaning set forth in Section 6.6.

     "TAXES" shall mean all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including income, gross receipts, corporation, capital gains, national insurance, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

     "TAX ESCROW AGREEMENT" shall mean an escrow agreement in substantially the form attached hereto as EXHIBIT L.

     "TAX ESCROW MERGER CONSIDERATION" shall have the meaning set forth in
Section 1.5(e).

     "TAX MATTERS" shall mean the matters listed on items 1 - 4 of Schedule 6.1(f).

     "TAX RETURNS" shall mean all reports, returns, computations, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     "THIRD PARTY ACTION" shall mean any suit or proceeding by a person or entity other than a Party for which indemnification may be sought by a Party under Article VI.

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

     "TOTAL PREFERRED CONSIDERATION" shall mean an amount equal to (i) $53,033,717 less (ii) 28.01% of the Post Signing Expense Adjustment.

     "TOTAL MERGER CONSIDERATION" shall mean the sum (a) the Upfront Common Consideration, (b) the Total Preferred Consideration and (c) the Earnout Consideration.

     "TOTAL UPFRONT MERGER CONSIDERATION" shall have the meaning set forth in
Section 1.5(e) of this Agreement.

     "TRANSACTION EXPENSES" shall mean printer, legal (including fees payable to Summit's legal counsel incurred in connection with the Merger), accounting, investment banking and other advisory fees and expenses including any fees and expenses of the Company that will become payable as a result of the consummation of the transactions contemplated hereby and any governmental filing fees, other than governmental filing fees paid under the Hart-Scott-Rodino Act on or about June 21, 2004, incurred or paid by the Company and the Subsidiaries in connection with the transactions contemplated by this Agreement; provided that such expenses shall only include accounting expenses incurred by the Company after August 12, 2004 with respect to the review of the Company's financial statements for the quarter ended April 30, 2004 to the extent such expenses exceed $50,000.

     "TRANSITORY SUBSIDIARY" shall have the meaning set forth in the first paragraph of this Agreement.

     "UK SUBSIDIARIES" shall mean any and all Subsidiaries incorporated in, or resident for the purposes of Taxes in, the United Kingdom.

     "UK TAXES ACT 1988" shall mean the United Kingdom Income and Corporation Taxes Act 1988.

     "UK TCGA 1992" shall mean the United Kingdom Taxation of Chargeable Gains Act 1992.

     "UK VATA 1994" shall mean the United Kingdom Value Added Tax Act 1994.

     "UPFRONT CASH CONSIDERATION" shall mean (i) $79,693,100 less (ii) 42.08% of the Post-Signing Expense Adjustment.

     "UPFRONT COMMON CASH CONSIDERATION" shall mean the (i) Upfront Cash Consideration less (ii) the Upfront Preferred Cash Consideration.

     "UPFRONT COMMON CONSIDERATION" shall mean (i) $136,284,839 less (ii) 71.99% of the Post-Signing Expense Adjustment.

     "UPFRONT MERGER CONSIDERATION" shall have the meaning set forth in Section 1.5(e) of this Agreement.

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

     "UPFRONT PREFERRED CASH CONSIDERATION" shall mean (i) $49,897,217 less (ii) 28.01% of the Post-Signing Expense Adjustment.

     "WARRANT" shall mean each warrant or other contractual right to purchase or acquire Company Shares, provided that Options and Preferred Shares shall not be considered Warrants.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     10.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (a) the provisions in
Article I concerning issuance of the Per Share Upfront Common Consideration and Earnout Consideration payable to the Common Shareholders are intended for the benefit of the holders of Common Shares, (b) the provisions in Article I concerning issuance of the Per Share Preferred Consideration and the Earnout Consideration payable to the Preferred Shareholders are intended for the benefit of the holders of Preferred Shares, (c) the provisions of Article VI concerning indemnification are intended for the benefit of the Indemnifying Shareholders,
(d) the provisions of Article VII concerning registration rights are intended for the benefit of the holders of Registrable Securities, (e) the provisions of
Section 4.9 concerning indemnification are intended for the benefit of the individuals specified therein and (f) the provisions of Section 4.12 concerning employees are intended for the benefit of such employees.

     10.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; PROVIDED that the Non-Disclosure Agreement dated May 11, 2004 between the Buyer and the Company and the Mutual Confidentiality Agreement dated June 8, 2004 between the Buyer and the Company shall remain in effect in accordance with their respective terms.

     10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer. Any purported assignment of rights or delegation of performance obligations in violation of this Section 10.4 is void.

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

     10.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     10.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

IF TO THE COMPANY, TIMOTHY D. RYAN OR
SCOT A ROSS:                           COPY TO:

M-Audio                                Dorsey & Whitney LLP
5795 Martin                            38 Technology Drive
Irwindale, CA  91709                   Irvine, CA 92618
Attention:  Timothy D. Ryan            Attention:  Ellen S. Bancroft, Esq.
Telecopy:                              Telecopy:  (949) 932-3601

IF TO THE BUYER OR THE TRANSITORY
SUBSIDIARY:                            COPY TO:

Avid Technology, Inc.                  Wilmer Cutler Pickering Hale and Dorr LLP
Avid Technology Park                   60 State Street
One Park West                          Boston, MA 02109
Tewksbury, MA  01876                   Attention:  David A. Westenberg, Esq.
Attention:  Ethan E. Jacks, Esq.       Telecopy:  (617) 526-5000
Telecopy:  (978) 640-3116

IF TO SUMMIT VENTURES V, L.P.:         COPY TO:

Summit Ventures V, L.P.                Kirkland & Ellis LLP
499 Hamilton Avenue                    200 East Randolph Drive
Suite 200                              Chicago, Illinois 60601-6636
Palo Alto, CA  94301                   Attention:  Ted H. Zook, P.C.
Attn:  C. J. Fitzgerald                Telecopy:  (312) 861-2200
Telecopy:  (650) 321-1188

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

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10.8 GOVERNING LAW. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

     10.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Shareholder Approval shall be subject to any restrictions contained in the California General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties and both of the Indemnification Representatives. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     10.11 SUBMISSION TO JURISDICTION. Each Party (a) submits to the jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.7, provided that nothing in this Section
10.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

     10.12  CONSTRUCTION.

            (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

            (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            (c) Any reference herein to "including" shall be interpreted as "including without limitation".

            (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                    AVID TECHNOLOGY, INC.


                                    By: /s/ Paul Milbury
                                        ---------------------------
                                    Title: Chief Financial Officer
                                           ------------------------


                                    MAUI PARADISE CORPORATION


                                    By: /s/ Ethan E. Jacks
                                        -----------------------
                                    Title: President
                                           ---------------


                                    MAUI LLC


                                    By: /s/ Ethan E. Jacks
                                        --------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


                                    MIDIMAN, INC.


                                    By: /s/ Timothy D. Ryan
                                        --------------------------------
                                    Title: President
                                           ----------------

By executing this Agreement, the following stockholders of the Company hereby confirm and agree to (i) the provisions of Section 4.3(e), (ii) the earnout arrangements specified in Section 1.10, including the right of the Buyer to retain up to the Set-Off Amount to satisfy the indemnification obligations of the Indemnifying Shareholders as provided herein and the appointment and authority of the Earnout Representatives, (iii) the Escrow Agreements and all of the arrangements relating thereto, including the placement of the Escrow Merger Consideration in escrow and the appointment and authority of the Indemnification Representatives, and (iv) the indemnification obligations of the Indemnifying Shareholders specified in Article VI.


                              /s/ Timothy D. Ryan
                              ------------------------------------
                              Timothy D. Ryan

                              /s/ Thomas A. Turner
                              ------------------------------------
                              Thomas A. Turner

                              /s/ Scot A. Ross
                              ------------------------------------
                              Scot A. Ross


                              SUMMIT VENTURES V, L.P.
                              By:   Summit Partners V, L.P.
                              Its:  General Partner

                                    By:     Summit Partners, LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    ------------------------------
                                    By:  Member

                              SUMMIT VENTURES V COMPANION FUND, L.P.

                              By:   Summit Partners V, L.P.
                              Its:  General Partner

                                    By:     Summit Partners, LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    -------------------------------
                                    By:  Member

                              SUMMIT V ADVISORS (QP) FUND, L.P.

                              By:   Summit Partners V, L.P.
                              Its:  General Partner

                                    By:     Summit Partners, LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    -------------------------------
                                    By:  Member

                              SUMMIT V ADVISORS FUND, L.P.

                              By:   Summit Partners V, L.P.
                              Its:  General Partner

                                    By:     Summit Partners, LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    -------------------------------
                                    By:  Member

                              SUMMIT VENTURES VI-A, L.P.

                              By:   Summit Partners VI (GP), L.P.
                              Its:  General Partner

                                    By:     Summit Partners VI (GP), LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    -------------------------------
                                    By:  Member

                              SUMMIT VENTURES VI-B, L.P.

                              By:   Summit Partners VI (GP), L.P.
                              Its:  General Partner

                                    By:     Summit Partners VI (GP), LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    -------------------------------
                                    By:  Member

                              SUMMIT VI ADVISORS FUND, L.P.

                              By:   Summit Partners VI (GP), L.P.
                              Its:  General Partner

                                    By:     Summit Partners VI (GP), LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    -------------------------------
                                    By:  Member

                              SUMMIT VI ENTREPRENEURS FUND, L.P.

                              By:   Summit Partners VI (GP), L.P.
                              Its:  General Partner

                                    By:     Summit Partners VI (GP), LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    -------------------------------
                                    By:  Member

                              SUMMIT INVESTORS VI, L.P.

                              By:   Summit Partners VI (GP), L.P.
                              Its:  General Partner

                                    By:     Summit Partners VI (GP), LLC
                                    Its:    General Partner

                                    /s/ Walter G. Kortschak
                                    -------------------------------
                                    By:  Member